Preliminary Proxy
Statement Filed
Pursuant to
Rule 14a-6

DIGITAL RECORDERS, INC.
(A North Carolina Corporation)

Corporate Administration • 5949 Sherry Lane, Suite 1050 • Dallas, Texas 75225

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS

The Annual Meeting of Shareholders of Digital Recorders, Inc. will be held at the Radisson Governor’s Inn, Interstate 40 at Davis Drive, Exit 280, Research Triangle Park, NC 27709-2168, on __________, 2003, at
10 a.m. (Eastern) for the following purposes:

1.	To elect three class two directors to serve until the Annual Meeting in the year 2006

2.

To amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 25,000,000 shares and the authorized preferred stock from 1,000,000 shares to 5,000,000 shares

3.

To authorize the Company to issue an undetermined number of shares of a new series of preferred stock and warrants that could convert into an aggregate of up to 2,000,000 shares of common stock in connection with a potential equity financing

4.	To ratify conversion rights granted in connection with the issuance of convertible subordinated debentures

5.	To approve the 2003 stock option plan and the _____ shares of common stock reserved thereunder

6.	To ratify the selection of independent auditors for the year 2003

7.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof

For the convenience of our shareholders, a continental breakfast will be available at 9:30 a.m. (Eastern) at the meeting location.

Shareholders of record at the close of business on March 24, 2003, will be entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

By Order of the Board of Directors, /s/ DAVID L. TURNEY Chairman, Chief Executive Officer and President _____________, 2003

To ensure your representation at the Annual Meeting, please fill in, sign, date and return the Proxy submitted herewith using the enclosed addressed envelope. The giving of such Proxy will not affect your right to revoke such Proxy by appropriate written notice or to vote in person should you later decide to attend the Annual Meeting. Please note, however, if your shares are held of record by a broker, bank or nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

THIS PAGE WAS INTENTIONALLY LEFT BLANK.

2

Preliminary Proxy
Statement Filed
Pursuant to
Rule 14a-6

DIGITAL RECORDERS, INC.
(A North Carolina Corporation)

Corporate Administration • 5949 Sherry Lane, Suite 1050 • Dallas, Texas 75225

PROXY STATEMENT

______________, 2003

This Proxy Statement is furnished to the shareholders of Digital Recorders, Inc. for the purpose of solicitation of the enclosed Proxy by the Company’s Board of Directors for use in voting at the Annual Meeting of Shareholders. A copy of the Company’s 2002 Form 10-K accompanies this Proxy Statement and Proxy, which are first being mailed to Shareholders on or about __________, 2003.

The Annual Meeting of Shareholders will be held __________, 2003, at 10 a.m. (Eastern) at the Radisson Governor’s Inn, Interstate 40 at Davis Drive, Exit 280, Research Triangle Park, NC 27709-2168, for the purposes stated in the preceding Notice of Annual Meeting of Shareholders.

The Proxy may be revoked by appropriate written notice at any time before it is exercised. (See “Revocability of Proxies” below).

In connection with the Annual Meeting of Shareholders, the Company will furnish, without charge, to any share holder or beneficial owner of its Common Stock on such record date, upon receipt of a written request, additional copies of its Form 10-K and/or a complete investor’s packet, including recent news releases and other informational brochures. Written requests should be directed to following physical address and/or electronic address.

Digital Recorders, Inc.
Corporate Administration
5949 Sherry Lane, Suite 1050
Dallas, Texas 75225
E-Mail: ir@digrec.com

REVOCABILITY OF PROXIES

A proxy may be revoked at any time before it is exercised by delivering written notice of such revocation to Continental Stock Transfer & Trust Company, 2 Broadway, New York, NY 10004, Attention: Proxy Department, which revocation must be received before __________, 2003. If notice of revocation is not received by such date, a Shareholder may nevertheless revoke a proxy by attending the meeting and voting in person; however, if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name. Unless the proxy is revoked, or unless it is received in such form as to render it invalid, the shares represented by it will be voted in accordance with the Shareholder instructions contained therein. If the proxy is signed and returned without specifying choices, the shares will be voted in accordance with the Board of Directors’ recommendations.

VOTING AND SOLICITATION OF PROXIES

Voting

A majority of the outstanding shares of the Company’s common stock eligible to vote on a matter must be represented in person or by proxy at the Annual Meeting of Shareholders to constitute a quorum for transaction of business with respect to that matter. Each share represented at the Annual Meeting in person or by proxy will be counted toward a quorum. In deciding all questions and other matters, a holder of Common Stock on the record date shall be entitled to cast one vote for each share of Common Stock registered in such holder’s name.

The record date with respect to this solicitation is March 24, 2003. All holders of record of Common Stock as of the close of business on the record date are entitled to vote at the Annual Meeting of Shareholders. As of the record date, the Company had 3,804,475 shares of Common Stock outstanding, the shares of which constitute the only class of outstanding shares of the Company entitled to notice of, and to vote at, the Annual Meeting of Shareholders. Each share of Common Stock is entitled to one vote.

Nominees, such as banks and brokers (hereinafter referred to as “brokers”) who hold shares in street name, have the discretionary authority to vote on certain routine matters on which they have not received instructions from beneficial owners. However, brokers do not have discretionary authority and may not vote shares held for customers on approval of certain other matters without specific instructions from such customers. “Broker non-votes” on any such proposal (where a broker submits a proxy but does not have discretionary authority to vote a customer’s shares on such proposal) will not be included in the vote totals on that proposal but such shares represented will be included for purposes of quorum.

The election of a nominee to serve as a director requires the affirmative vote of a plurality of the shares of Digital Recorder’s, Inc. Common Stock represented in person or by proxy at the Annual Meeting, entitled to vote thereon, provided a quorum is present. Votes may be cast in favor or withheld with respect to each nominee. Votes that are withheld will be counted toward a quorum, but will be excluded entirely from the tabulation for such proposal and, therefore, will not affect the outcome of the vote on this proposal. Brokers have discretionary authority to vote for nominees.

The approval of the increase of the number of authorized shares of Common Stock and Preferred Stock requires that the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal, provided a quorum is present. Brokers do not have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

The approval of the authorization to issue an undetermined amount of Preferred Stock and warrants that would convert into an aggregate of up to 2,000,000 shares of Common Stock requires that the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal, provided a quorum is present. Brokers do not have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

The approval of conversion rights granted in connection with convertible subordinated debentures requires that the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal, provided a quorum is present. Brokers do not have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

The approval of the 2003 Stock Option Plan requires that the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal, provided a quorum is present. Brokers have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

The approval of the selection of independent auditors requires that the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal, provided a quorum is present. Brokers have discretionary authority to vote on such proposal. Abstentions will be counted as shares present for purposes of determining the presence of a quorum but will have the same effect as a vote against such proposal.

The holders of Digital Recorders, Inc. Common Stock are not entitled to dissenters’ rights under the North Carolina Business Corporation Act with respect to any of the proposals set forth in this Proxy Statement.

Solicitation of Proxies

The cost of this solicitation will be borne by the Company, including expenses incurred in connection with preparing and mailing this Proxy Statement. Such expenses will include charges by brokers, banks or their nominees, other custodians and fiduciaries for forwarding proxy material to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, facsimile, telephone or telegraph. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

AS A MATTER OF POLICY, PROXIES, BALLOTS AND VOTING TABULATIONS THAT
IDENTIFY INDIVIDUAL SHAREHOLDERS ARE HELD CONFIDENTIAL BY
THE COMPANY. SUCH DOCUMENTS ARE AVAILABLE FOR EXAMINATION ONLY BY THE
INSPECTORS OF THE ELECTION, WHO TABULATE THE VOTES. THE IDENTITY OF
THE VOTE OF ANY SHAREHOLDER IS NOT DISCLOSED EXCEPT AS MAY BE
NECESSARY TO MEET LEGAL REQUIREMENTS.

WHERE TO ADDRESS QUESTIONS
REGARDING THE PROPOSALS HEREIN AND
HOW TO OBTAIN ADDITIONAL COPIES

Questions

If you have additional questions about the proposals discussed in this Proxy Statement you should contact: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225; Phone: (214) 378-8992; Fax: (214) 378-8437; E-Mail: ir@digrec.com.

Additional Copies

If you would like additional copies of this Proxy Statement, or if you have questions with respect to voting your shares, you should contact the Company’s transfer agent: Continental Stock Transfer & Trust Company;
2 Broadway; New York, NY 10004.

Proposal One

TO ELECT THREE CLASS TWO DIRECTORS TO
SERVE UNTIL THE ANNUAL MEETING IN THE YEAR 2006

The Company’s Board of Directors is divided into three classes with each class serving staggered terms of three years. The Board is currently composed of:

o	Four Class One directors (Stephanie L. Pinson, Joseph Tang, Lawrence A. Taylor, and Juliann Tenney, J.D.)

o	Three Class Two directors (C. James Meese Jr., John K. Pirotte, and David L. Turney)

o	Three Class Three directors (Russell C. Cleveland, John D. Higgins Sr., and J. Phillips L. Johnston, J.D.)

Commencing with the Annual Meeting of 2002, directors in Class One were re-elected for a three-year term. The directors in Class Two are up for re-election at the Annual Meeting and have been nominated by the Board. In 2004, the directors in Class Three will be up for re-election, if nominated. Each elected director serves a term of three years and until a successor has been elected.

Nominees Standing for Election as Directors at the Annual Meeting of Shareholders

The Board of Directors knows of no reason why the following nominees would be unable to serve as a director:

NOMINEES
Name	Current Position	Term Expires (If Elected)

C. James Meese Jr.	Director	2006

John K. Pirotte	Director	2006

David L. Turney	Chairman, Chief Executive Officer and President, DRI, and Chairman and Managing Director, DRI-Europa AB	2006

If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

Following are biographies for each of the nominees for re-election as directors, including their recent employment, positions with the Company, other directorships and age as of the date of this Proxy Statement.

C.   James Meese Jr., age 61, has been a DRI director since 1991. He also was an independent sales representative for the Digital Recorders business unit from February 1993 through May 1995. Since 1989,
Mr. Meese has provided advice and assistance to high growth companies on issues of company valuations, acquisitions and divestitures, market development, capitalization, corporate governance and organizational structuring through Business Development Associates, Inc., for which he is President. In addition, during 2000, he became a General Partner in Passages Venture Fund, LP, a venture capital fund that intends to invest in early stage technology-based companies. Prior to 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Mr. Meese also is a director of New Wave Powerboats, Inc. Mr. Meese received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

John K. Pirotte, age 53, has been a DRI director since 1996. He also is Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that develops and markets surface active chemical technology, since 1990. He also is President of Matrix Surface Technologies Inc., a privately held company that develops and markets mechanical surface treatment technologies, since 1997. Mr. Pirotte also was President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules, from August 2000 to March 2002. In addition, Mr. Pirotte was Chairman and Chief Executive Officer from 1981 until 1988 and Chief Financial Officer from 1979 to 1981 of The Aviation Group, Inc., a former NASDAQ listed company (symbol LIFT) that was acquired in 1985. He is a member of the Board of Directors of Pharmanetics, Inc., a NASDAQ-listed biotech company (symbol PHAR) specializing in theranostic management of various therapeutics affecting coagulation. He is a founding director of North Carolina Enterprise Corp., a venture capital fund. Mr. Pirotte holds a B.A. degree from Princeton University and an M.S. from New York University Graduate School of Business Administration.

David L. Turney, age 59, has been DRI’s Chairman of the Board and Chief Executive Officer since May 1998 and a DRI director since May 1996. Mr. Turney was co-founder, Chairman and CEO of Robinson Turney International, Inc. (RTI), which was merged into DRI in April 1998. A consulting firm, RTI engages in business development, marketing services, advisory services, and merger, acquisition and financing assignments for selected clients. Until the merger, DRI was an RTI client and all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was also engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc. (Mark IV), a New York Stock Exchange listed company prior to its acquisition by a private investor. Mr. Turney founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide; he served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in the American Public Transportation Association (APTA), the trade association of the industry and market DRI serves. A former Chair of APTA’s business member group, he presently serves on the APTA Business Member Board of Governors, as well as other industry elected and appointed positions. He is a corporate member of the National Association of Corporate Directors. Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration and operations.

Nepotism

None of the Company’s directors, director nominees, executive officers or key management is a party to any arrangement or understanding with any other person with respect to nomination as a director. There is no relationship by blood, marriage or adoption, not more remote than first cousin, between any of the Company’s directors, director nominees or executive officers.

Vote Required for Proposal One

If a quorum exists with respect to Proposal One regarding the election of directors, the candidates receiving the greatest number of affirmative votes will be elected as Directors.

THE BOARD OF DIRECTORS HAS APPROVED AND RECOMMENDS
THAT SHAREHOLDERS VOTE FOR THE
DIRECTOR NOMINEES PREVIOUSLY IDENTIFIED.

Proposal Two

TO AMEND THE ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 10 MILLION SHARES TO 25 MILLION SHARES AND THE AUTHORIZED PREFERRED STOCK FROM 1 MILLION SHARES TO
5 MILLION SHARES

The Board of Directors has unanimously approved, subject to approval by the Shareholders, an amendment to the Company’s Articles of Incorporation to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 10,000,000 shares to 25,000,000 shares and to increase the number of shares of Preferred Stock which the Company is authorized to issue from 1,000,000 to 5,000,000. If approved by the Shareholders, the amendment will become effective upon the filing of Articles of Amendment to the Company’s Articles of Incorporation with the North Carolina Secretary of State.

The amendment will change the first paragraph of Article IV of the Company’s Articles of Incorporation to read in its entirety as follows:

“The Corporation shall be authorized to issue an aggregate of Thirty Million (30,000,000) shares of capital stock. The authorized capital stock shall be divided into Common Stock and Preferred Stock. The Common Stock of the Corporation shall consist of Twenty-Five Million (25,000,000) shares of Common Stock, par value $.10 per share. The Preferred Stock of the Corporation shall consist of Five Million (5,000,000) shares of Preferred Stock, par value $.10 per share, and shall be divided into series or classes as set forth below. The Common Stock and Preferred Stock shall each have the powers, preferences, rights, qualifications, limitations and restrictions set forth below. The holders of shares of Common Stock and Preferred Stock shall not have the right to cumulate their votes in the election of directors.”

The amendment will also change the first paragraph of Article IV, Part II of the Company’s Articles of Incorporation to read in its entirety as follows:

“The Preferred Stock of the Corporation shall consist of (i) Seven Hundred Thousand (700,000) shares of Series A Convertible Preferred Stock, par value $.10 per share (“Series A Preferred Stock”), the powers, preferences, rights, qualification, limitations and restrictions of which are set forth below, (ii) Ten Thousand (10,000) shares of Series B Redeemable Nonvoting Preferred Stock, par value $.10 per share (“Series B Preferred Stock”), the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth below, (iii) Seven Thousand Five Hundred (7,500) shares of Series C Redeemable Nonvoting Preferred Stock, par value $.10 per share (“Series C Preferred Stock”), the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth below, (iv) Ten Thousand Twenty (10,020) shares of Series AA Redeemable Nonvoting Preferred Stock, par value $.10 per share (“Series AA Preferred Stock”), the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth below, (v) Twenty Thousand (20,000) shares of Series AAA Redeemable Nonvoting Preferred Stock, par value $.10 per share (“Series AAA Preferred Stock”), the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth below, (vi) Ten Thousand (10,000) shares of Series D Junior Participating Preferred Stock, par value $.10 per share (“Series D Preferred Stock”), the powers, preferences, rights, qualifications, limitations and restrictions of which are set forth in the Certificate of Designation creating the Series D Preferred Stock, and (vii) Five Million Two Hundred Forty-Two Thousand Four Hundred Eighty (5,242,480) shares of Preferred Stock, par value $.10 per share, for which the Board of Directors of the Corporation shall have the power to fix by resolution or resolutions the powers, preferences and rights and the qualifications, limitations or restrictions, including dividing the Preferred Stock into one or more classes or series having the same or different powers, preferences and rights and qualifications, limitations and restrictions as the Board of Directors shall fix by resolution or resolutions.”

9

Purpose and Effect of the Amendment

As of the record date, of the Company’s 10,000,000 authorized shares of Common Stock, 3,804,475 shares were issued and outstanding, 980,000 shares are reserved for future issuance under the Company’s stock option plan, of which, currently, approximately all such shares are covered by outstanding options and no shares are available for grant or purchase, and 221,250 shares are reserved for issuance upon the potential conversion of the Company’s Series AAA Redeemable, Convertible, Nonvoting Preferred Stock, $.10 par value, and 581,000 shares are reserved for issuance upon exercise of warrants having varying exercise dates from 2004 to 2006. Additionally, 1,500,000 shares are reserved for the Convertible Debenture of 1998 issued to Renaissance Capital. Based upon the number of outstanding and reserved shares of Common Stock described above, the Company currently has approximately 2,913,275 shares remaining available for issuance. Additionally, if the Shareholders approve Proposal Three regarding the issuance of Preferred Stock and/or warrants relating to a potential equity financing, there will be up to an additional 2,000,000 shares of Common Stock reserved for issuance upon the conversation of the Preferred Stock and/or exercise of warrants. If the Shareholders approve Proposal Four regarding the issuance of Common Stock upon the conversion of certain currently outstanding convertible subordinated debentures, there will be an additional 700,000 shares reserved for issuance upon the conversion of those subordinated debentures. Because the subordinated debentures will convert into a greater number of shares of Common Stock if the Company issues shares of Common Stock at less than $2.00 per share and in the event of stock splits and subdivisions, and stock dividends, the Company may ultimately issue more than 700,000 shares in connection with the subordinated debentures. If the Shareholders approve Proposal Five regarding the approval of the 2003 Stock Option Plan, there will be an additional _________ shares reserved for issuance thereunder. Consequently, if the shareholders approve each of the proposals described above, the Company would not have enough additional shares for issuance under these proposals. Additionally, even if not all of the proposals are approved, certain combinations of the proposals set forth above would leave the Company with virtually no shares left for issuance.

The Board of Directors believes that it is in the Company’s best interest to increase the number of authorized but unissued shares of Common Stock and Preferred Stock in order to have additional shares available to meet the Company’s future business needs as they arise. The increase will provide shares to issue in future financing transactions, like that described in Proposal Three regarding the issuance of Preferred Stock and warrants convertible into Common Stock as part of a potential equity financing, which is consistent with the Company’s growth strategy. The additional shares of Common Stock and Preferred Stock will be available for various equity compensation and other employee benefit plans, future stock dividends, to acquire another company or its assets, to establish strategic relationships with corporate partners, and for other corporate purposes. The additional shares of Common Stock will also be available for issuance upon conversion of shares of Preferred Stock. Other than as specified in Proposal Four regarding the ratification of the issuance of certain convertible debentures, Proposal Three regarding the potential issuance of Preferred Stock and/or warrants convertible into Common Stock and Proposal Five regarding the approval of the 2003 Stock Option Plan, the Company’s management has no present arrangements, agreements, commitments, understandings or plans to issue any additional shares of Common Stock and Preferred Stock proposed to be authorized.

The availability of additional shares of Common Stock and Preferred Stock is particularly important in the event that the Board of Directors needs to undertake any of the foregoing actions on an expedited basis and thus avoid the time and expense of seeking Shareholder approval in connection with the stock issuance. If this Proposal is approved by the Shareholders, other than the approval that the Board is seeking in Proposals Three, Four and Five, the Board does not intend to solicit further Shareholder approval before the issuance of additional shares, unless required by law, regulation or stock exchange rule.

The amendment to the certificate of incorporation will increase the authorized shares of “blank check” Preferred Stock from 1 million to 5 million shares. The term “blank check” refers to Preferred Stock, the creation and issuance of which is authorized in advance by the Shareholders and the terms, rights and features of which are determined by the Board upon issuance. The authorization of such blank check Preferred Stock would permit the Board to authorize and issue Preferred Stock from time to time in one or more series.

Subject to the provisions of the Company’s amendment to the certificate of incorporation and the limitations prescribed by law, the Board would be expressly authorized, at its discretion, to adopt resolutions to issue preferred shares, to fix the number of preferred shares and to change the number of preferred shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other annual rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the preferred shares constituting any series of the Preferred Stock, in each case without any further action or vote by the Shareholders. The Board would be required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Company and the Shareholders. The Board is seeking Shareholder approval of an amendment to the certificate of incorporation which would give the Board flexibility, without further Shareholder action, unless otherwise required by law, regulation or stock exchange rule, to issue Preferred Stock on such terms and conditions as the Board deems to be in the best interests of the Company and its Shareholders. Other than as described in Proposal Three with respect to a potential equity financing for which the terms have not been determined, the Company has no immediate definitive plans to issue any shares of Preferred Stock. Therefore, the terms, rights and features of a Preferred Stock subject to this proposal cannot be stated or predicted with certainty.

It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the Board determines the respective rights of the holders of one or more series of Preferred Stock. However, the issuance of shares of Preferred Stock pursuant to the Board’s authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuances of Preferred Stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company’s assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of Preferred Stock. For example, Preferred Stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock. Additionally, the issuance of Common Stock from the increased authorized shares if this Proposal is approved could cause dilution of the voting power of the existing Shareholders.

Potential Anti-Takeover Effect

The proposed amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the Proposal, nor is it part of a plan to adopt a series of anti-takeover measures. The increased number of authorized shares of Common Stock and Preferred Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. Any issuance of Preferred Stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible Preferred Stock or Common Stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the Board to issue such additional shares of Common Stock and Preferred Stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive Shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares to persons friendly to the Board could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to Shareholders generally. Although the Company has no present intent to use the additional authorized shares of Common Stock or Preferred Stock for such purposes and this Proposal is not part of a plan by management to adopt a series of anti-takeover provisions, if the amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available. The Board does not currently intend to propose other anti-takeover provisions. The Company is not presently aware of any pending or proposed takeover attempt.

Effective December 14, 1999, the Company adopted a rights agreement designed to prevent any potential acquiror from gaining control of the Company without fairly compensating the stockholders and to protect the Company from unfair or coercive takeover attempts. The plan was not adopted in response to any specific effort to acquire the Company. The Board of Directors approved the declaration of a dividend of one right for each outstanding share of the Company’s Common Stock on the record date of December 27, 1999. Each of the rights, which are not currently exercisable, entitles the holder to purchase 1/1000th of a share of the Company’s newly designated Series D Junior Participating Preferred Stock at an exercise price of $20. Until exercisable, the rights are represented by and traded with the Company’s Common Stock and no separate certificates for the rights will be issued.

In general, the rights will become exercisable only if any person or group of affiliated persons makes a public announcement that it has acquired 15 percent or more of the Company’s stock or that it intends to make or makes a tender offer or exchange offer for 15 percent or more of the Company’s stock. Under certain circumstances, each holder of a right (other than the person or group who acquired 15 percent or more the Company’s stock) is entitled to purchase shares of the Company’s Common Stock having a market value equal to two times the exercise price. If, after a person has acquired 15 percent or more of the Company’s Common Stock, the Company is acquired in a merger or other business combination transaction or there is a sale or transfer of a majority of the Company’s assets or earning power, each holder of a right is entitled to purchase shares of the acquiring Company’s Common Stock having a market value equal to two times the exercise price. The rights may be redeemed by the Company for $.001 per right prior to the acquisition of ownership of
15 percent or more of the Company’s stock and the rights will expire in ten years. The rights distribution is not taxable to Shareholders.

The Shareholders have approved a staggered board with approximately one-third of the directors elected every three years. The staggered board effects every election and is not triggered by a particular event such as a hostile takeover. The staggered board makes it more difficult for Shareholders to change a majority of directors even when the only reason for change may be the performance of the present directors. Neither the Company’s Bylaws nor its Articles of Incorporation provide for cumulative voting.

Vote Required for Proposal Two

If a quorum exists, Proposal Two will be approved if (i) the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal and (ii) the votes cast in person or proxy by holders of the Company’s Preferred Stock, voting together as a single class, favoring the proposal exceed the votes cast by holders of the Company’s Preferred Stock opposing the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL
TO AMEND THE COMPANY’S ARTICLES OF INCORPORATION TO INCREASE THE NUMBER
OF AUTHORIZED SHARES OF COMMON STOCK AND PREFERRED STOCK.

Proposal Three

TO AUTHORIZE THE COMPANY TO ISSUE AN UNDETERMINED NUMBER OF SHARES OF A NEW SERIES OF PREFERRED STOCK AND WARRANTS THAT COULD CONVERT INTO AN AGGREGATE OF 2,000,000 SHARES OF COMMON STOCK IN CONNECTION WITH A POTENTIAL EQUITY FINANCING

The Board of Directors of the Company has approved, subject to shareholder approval, this Proposal Three authorizing the Company to issue an undetermined number of shares of convertible Preferred Stock and warrants that would convert into an aggregate of 2,000,000 shares of Common Stock in connection with a potential private equity financing. The sale of the convertible Preferred Stock and warrants contemplated by this Proposal shall only be consummated if Proposal Two is approved by the Shareholders. Proposal Two relates to the amendment to the Company’s Articles of Incorporation to increase the number of shares of Common Stock authorized for issuance from 10,000,000 to 25,000,000 and to increase the number of shares of Preferred Stock authorized for issuance from 1,000,000 to 5,000,000.

Description of the Financing

The Company is contemplating entering into a transaction to raise up to $4 million in new capital through the issuance of shares of a new series of preferred stock convertible into Common Stock (“New Convertible Preferred Stock”) and warrants to purchase Common Stock. The Company will issue New Convertible Preferred Stock, warrants, or some combination of the two to the purchasers in the potential financing. The issuance would be made in a private placement to one or more accredited investors, as defined in Rule 501 of Regulation D pursuant to the Securities Act of 1933, as amended. The terms of the financing have not been determined. The Board of Directors is seeking approval to issue an undetermined number of shares of New Convertible Preferred Stock and warrants that would convert into an aggregate of up to 2,000,000 shares of Common Stock. The price of the Common Stock underlying the New Convertible Preferred Stock and warrants will be determined by the Board of Directors of the Company with reference to the then current market price of the Common Stock. This price may be at, above or beneath the price of the Common Stock at the time of the financing, depending upon market conditions.

The terms of the New Convertible Preferred Stock have not been determined. The rights and privileges of holders of the New Convertible Preferred Stock, however, will be superior to those of holders of the Common Stock. Proposal Two which seeks approval of an amendment to the Articles of Incorporation to increase the authorized shares of Common Stock and Preferred Stock sets forth the effects that a newly created series of Preferred Stock may have on existing Shareholders. Please review Proposal Two carefully. The Board of Directors will be able to determine the terms of the New Convertible Preferred Stock pursuant to the Company’s Articles of Incorporation and no Shareholder vote, other than this Proposal will be required or sought. The Company anticipates that the New Convertible Preferred Stock and warrants will convert into Common Stock at a conversion rate that may be subject to adjustment in certain circumstances, including in the event of an additional issuance of equity securities by the Company at a consideration per share below the then-effective conversion rate. The Company anticipates that the aggregate number of shares of Common Stock into which any New Convertible Preferred Stock and warrants will be convertible will be in excess of 20 percent of the Company’s Common Stock and 20 percent of the voting power of the Company outstanding before the issuance. In addition to the superior rights that the New Convertible Preferred Stock may have over the Common Stock, which are discussed above, the issuance of the New Convertible Preferred Stock will also have the effect of dilution on the outstanding Common Stock, reducing the voting power held by existing Shareholders.

The Company has entered into a Placement Agency Agreement with a Dallas-based investment banking firm under which that Dallas-based investment banking firm will identify purchasers to participate in the potential equity financing. Because the potential equity financing is in the early stages it would be impractical to describe the transaction. As part of its agreement with the Dallas-based investment banking firm, the Dallas-based investment banking firm will act on a best efforts basis to identify prospective purchasers of equity securities of the Company. Such equity securities are intended to be sold under an exemption from the registration requirements of the Securities Act of 1933. The agreement with the Dallas-based investment banking firm is non-exclusive and is terminable upon 30 days notice. The Dallas-based investment banking firm is entitled to compensation based upon the gross proceeds from the sale of equity securities of the Company sold. The Dallas-based investment banking firm is entitled to 8 percent of the first $5 million in such gross proceeds, 7 percent of the next $5 million, and 6 percent of the gross proceeds over $10 million. The Company will pay the Dallas-based investment banking firm the relevant compensation upon closing of the sale generating the compensation. The Company will also issue the Dallas-based investment banking firm a warrant to purchase 10 percent of the total number of equity securities sold, exercisable for a period of five years at the price at which the equity securities were sold. The Company also paid the Dallas-based investment banking firm a $25,000 nonrefundable expense allowance and will reimburse the Dallas-based investment banking firm for all reasonable out-of-pocket expenses in providing services to the Company.

Purpose of Sale

The Company’s management believes it to be in the Company’s best interest to reduce the level of the Company’s indebtedness, and expects to use substantially all of the net proceeds of the proposed financing to repay outstanding debt. Reducing the Company’s indebtedness should improve the Company’s balance sheet and permit the Company additional financial flexibility. Management believes that the Company will have opportunities for sales growth through internal growth and acquisitions in the next 24 months. By improving its balance sheet in advance of those opportunities, the Company hopes to be in a stronger position to take advantage of them when they arise.

Necessity for Shareholder Approval

Because the Company’s Common Stock is listed on the NASDAQ SmallCap Market, the Company is subject to NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires that a company listed on NASDAQ obtain shareholder approval in connection with a transaction (other than a public offering) involving the potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20 percent or more of its common stock or 20 percent or more of its voting power outstanding before the issuance for less than the greater of book or market value of the stock as of the date of the transaction. To the extent that a NASDAQ listed company does not obtain shareholder approval to such an arrangement, that company may be subject to the delisting of its securities from NASDAQ.

The Company anticipates that the aggregate number of shares of Common Stock into which any New Convertible Preferred Stock and warrants will be convertible may be in excess of 20 percent of the Company’s Common Stock and 20 percent of the voting power of the Company outstanding before the issuance for. In addition, the conversion rate of any New Convertible Preferred Stock and the applicable exercise price of any warrants may be set beneath the market price of the Company’s Common Stock at the closing of the sale which is less than the greater of book or market value of the stock as of the date of the transaction. The Company, therefore has submitted this Proposal for Shareholder approval in accordance with NASDAQ Marketplace Rule 4350(i)(1)(D)(ii).

Additionally, because the Company is seeking Shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock and Preferred Stock under Proposal Two and a portion of the increase will be used if this Proposal is approved, the Securities and Exchange Commission requires Shareholder approval for the transaction described under this Proposal.

Vote Required for Proposal Three

If a quorum exists, Proposal Three will be approved if the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AUTHORIZING THE COMPANY TO ISSUE AN UNDETERMINED NUMBER OF SHARES OF A NEW SERIES OF PREFERRED STOCK AND WARRANTS THAT WOULD CONVERT INTO AN AGGREGATE OF UP TO 2,000,000 SHARES OF COMMON STOCK IN CONNECTION WITH A POTENTIAL EQUITY FINANCING.

Proposal Four

TO RATIFY CONVERSION RIGHTS GRANTED IN CONNECTION WITH
THE ISSUANCE OF CONVERTIBLE SUBORDINATED DEBENTURES

Description of the Financing

On August 2, 2002, the Company completed a privately negotiated sale of a $1.15 million convertible subordinated debenture to two funds managed by Dallas-based Renaissance Capital Group. Russell C. Cleveland, Renaissance Capital Group’s President and Chief Executive Officer, serves on the Company’s Board of Directors. On August 26, 2002, the Company completed a privately negotiated sale of a $250,000 convertible subordinated debenture to John D. Higgins Sr., a private investor and a director of the Company. In June 2001, prior to Mr. Cleveland’s involvement as a director of the Company, the Company issued convertible debentures in the amount of $3 million (the “2001 Debentures”) to Renaissance Capital Group containing substantially the same terms as the convertible debentures issued in 2002. The issuance of the 2001 Debentures was approved by the Shareholders at the 2001 Annual Meeting of Shareholders of the Company.

Each of the convertible debentures has a seven year term, 8 percent interest rate, and, subject to Shareholder ratification, is initially convertible into the Company’s Common Stock at $2 per share (the “Conversion Price”). The Conversion Price is subject to adjustment in the event the Company issues shares at less than the Conversion Price and in the event of stock splits and subdivisions, and stock dividends. At the current Conversion Price, the Renaissance Capital Group funds’ subordinated debentures would convert into 575,000 shares or 13 percent of the Company’s outstanding Common Stock after the conversion and Mr. Higgins’ subordinated convertible debentures would convert into 125,000 shares or 3 percent of the Company’s outstanding Common Stock after the conversion. In the event the conversion price adjusted downward more shares would be issued. The conversion of the debentures will result in dilution to the currently outstanding Common Stock, reducing the voting power of existing Shareholders. In January 2003, each of the holders of the convertible debentures agreed not to exercise their right to conversion unless and until the Company obtains Shareholder ratification of the conversion rights of the convertible debentures.

Interest on the convertible debentures is payable monthly beginning in September 2002 and principal is payable in installments beginning in July 2005, with respect to the convertible debentures held by Renaissance Capital Group and in August 2005, with respect to the convertible debenture held by Mr. Higgins.

The holders of the convertible debentures have the option to require redemption of the convertible debentures in the event that (1) the Company’s Common Stock is no longer listed on either the New York Stock Exchange or the American Stock Exchange, or quoted on the NASDAQ National Market System or the NASDAQ SmallCap System, (2) there is a change in control of the Company’s voting securities, (3) there is a change of at least one-half of the Company’s Board of Directors, (4) all or substantially all of the Company’s assets or capital stock, or those of its subsidiaries, is sold, (5) the Company or its subsidiaries are merged or consolidated with or into unaffiliated entities, or (6) if in the event that the Conversion Price is reduced such that the holders of the convertible debentures have the right to acquire more than 20 percent of the then outstanding shares of the Company’s Common Stock and the Shareholders fail to authorize the adjustment of the Conversion Price. In the event of such redemption, the Company is required to pay the outstanding principal amount of the convertible debentures, together with an amount equal to an 18 percent annual yield on such principal amount through the date of redemption. In January 2003, each of the holders of the convertible debentures agreed that, in the event that they require redemption pursuant to item 6 above, interest will be payable at the base rate of 8 percent per annum rather than the 18 percent default rate.

The Company also has the right to redeem the convertible debentures at 101 percent of the principal amount, together with accrued and unpaid interest, in the event that certain conditions are met regarding the closing price of the Company’s Common Stock, the average daily trading volume of the Company’s Common Stock, the price-to-earnings ratio of the Company’s Common Stock, and the Company has registered the Common Stock into which the convertible debentures are convertible.

The convertible debentures are secured by all assets, tangible and intangible, of the Company and its subsidiaries and will be subordinated only to senior and asset-backed loans. If the convertible debentures are converted, the convertible debenture holders will have certain registration rights, including “piggy-back” registration rights at their expense; a shelf registration at the Company’s expense and demand registration rights at the convertible debenture holders’ expense. The Common Stock issuable upon conversion of the convertible debentures will have the same voting, preemptive and dividend rights as other shares of the Company’s Common Stock.

The convertible debentures impose certain covenants on the Company, including, but not limited to, requiring the Company to provide annual audited financial statements and quarterly unaudited financial statements; furnish monthly financial statements and budgets; stay current with all required SEC filings; make timely interest payments on the convertible debentures; and maintain certain financial standards to be agreed upon. Copies of the definitive documents containing the terms of the outstanding convertible debentures can be found in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on
August 8, 2002 and August 30, 2002.

Purpose of Sale

Prior to August 2002, the Board of Directors determined that the Company was in need of additional working capital. The Board of Directors was offered the opportunity, and determined that it was in the best interest of the Company, to raise such additional working capital through the issuance of convertible subordinated debentures on substantially similar terms to the convertible subordinated debentures issued by the Company in 2001. The basic terms of the convertible debentures are described above.

Necessity for Shareholder Approval

Because the Company’s Common Stock is listed on the NASDAQ SmallCap Market, the Company is subject to NASDAQ Marketplace Rules. NASDAQ Marketplace Rule 4350(i)(1)(D)(ii) requires that a company listed on NASDAQ obtain shareholder approval in connection with a transaction (other than a public offering) involving the potential issuance of common stock (or securities convertible into or exercisable for common stock) equal to 20 percent or more of its common stock or 20 percent or more of its voting power outstanding before the issuance for less than the greater of book or market value of the stock as of the date of the transaction. To the extent that a NASDAQ listed company does not obtain shareholder approval to such an arrangement, that company may be subject to the delisting of its securities from NASDAQ.

The convertible debentures issued by the Company are convertible into shares of Common Stock, pursuant to the terms of the convertible debentures, at the Conversion Price which will be subject to adjustment in certain circumstances. As the Conversion Price is adjusted downward the number of shares of Common Stock issuable upon conversion of the convertible debentures increases such that, the potential exists that the convertible debentures would be convertible for an aggregate number of shares of Common Stock equal to 20 percent or more of the Company’s outstanding Common Stock prior to the sale of the convertible debentures. The Company, therefore has submitted this Proposal for Shareholder approval in accordance with Marketplace Rule 4350(i)(1)(D)(ii).

In addition, the Company is subject to Marketplace Rule 4350(i)(1)(A) which requires that a company listed on NASDAQ obtain shareholder approval of an arrangement made pursuant to which stock in excess of the lesser of (a) 1 percent of the number of shares of such company’s currently outstanding common stock, (b) 1 percent of the outstanding voting power of the company, or (c) 25,000 shares will be acquired by officers or directors (other than with respect to warrants or rights generally issued to shareholders of the company and broad based plans). To the extent that a NASDAQ listed company does not obtain shareholder approval to such an arrangement, that company may be subject to the delisting of its securities from NASDAQ.

As of the date of the sales, the convertible subordinated debentures were convertible into an aggregate of 700,000 shares of the Company’s Common Stock, which includes 575,000 shares under the convertible debentures issued to investment funds controlled by Renaissance Capital Group and 125,000 shares under the convertible debenture issued to Mr. Higgins. Renaissance Capital Group is an affiliate of Russell C. Cleveland. Because Messrs. Cleveland and Higgins are members of the Company’s Board of Directors and in each case such shares exceed the 25,000 share threshold the application of Marketplace Rule 4350(i)(1)(A) is triggered. The Company, therefore has submitted this Proposal for Shareholder approval.

If this Proposal is approved by the Shareholders, the holders of the convertible subordinated debentures will have the right to convert the debentures into shares of the Company’s Common Stock in accordance with their terms. In the event that this Proposal is not approved by the Shareholders, the holders of the convertible subordinated debentures shall have the right to cause the Company to redeem the debentures for an amount of the principal amount of the debentures plus accrued and unpaid interest.

The Company is asking the Shareholders to approve an amendment to its Articles of Incorporation to increase the number of shares of Common Stock and Preferred Stock authorized for issuance under Proposal Two. The Company also is submitting this Proposal for Shareholder approval because part of that increase, if approved, may be used to issue Common Stock upon conversion of the convertible debentures.

Vote Required for Proposal Four

If a quorum exists, Proposal Four will be approved if the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF CONVERSION RIGHTS GRANTED IN CONNECTION WITH THE ISSUANCE OF CONVERTIBLE SUBORDINATED DEBENTURES.

Proposal Five

TO APPROVE THE 2003 STOCK OPTION PLAN

The Company’s Shareholders are being asked to approve the adoption of the Company’s 2003 Stock Option Plan (the “Option Plan”) as a replacement for the Company’s 1993 Incentive Stock Option Plan (the “1993 Option Plan”). Pursuant to the terms of the 1993 Option Plan, options may not be granted thereunder after
April 27, 2003. Currently the 1993 Incentive Stock Option Plan has a total of 980,000 shares reserved and available for issuance which shall remain reserved under the terms of that plan. No options shall be granted pursuant to the 1993 Option Plan on or after April 27, 2003, however, options granted from original authorized stock option shares prior to April 27, 2003 will remain outstanding until the term of such option grant expires or such option grant is terminated pursuant to the terms and conditions of the 1993 Option Plan. Should there be any shares remaining but unissued under the 1993 Option Plan, the Company will not make them available for issuance under the Option Plan. Additionally, options that have expired under the 1993 Option Plan cannot be reissued under that plan. In the following discussion of the Option Plan capitalized terms have the same meanings as defined in the Option Plan, unless otherwise noted.

The purpose of the Option Plan is to promote the interest of the Company and its Shareholders and the Company’s success by providing a method whereby a variety of equity based incentives and other awards may be granted to employees, directors of the Company, and to selected consultants. The Option Plan is intended to enable the Company and its management team to attract and retain the best available personnel to provide additional incentive to employees, to promote the success of the Company’s business, and to increase shareholder value by further aligning the interests of its employees with the interests of the Company’s Shareholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company’s long-term success is dependent upon the ability of the Company and management team to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company.

Initially, a total of __________ shares of Common Stock (the “Shares”) are proposed to be reserved for issuance under the Option Plan. The Option Plan will terminate on the tenth anniversary date of the adoption of the Option Plan.

New Plan Benefits

The table below sets forth, as of the record date, the assumed amount and the dollar value of awards that would have been received by the Named Executive Officers (as defined within the “Total Compensation Packages For Executive Officers and Key Management” section) and other groups during 2002 if the Plan as proposed had been in place. These issuances are based upon the shares actually issued during 2002:

Name and Position	Number of Shares Under the 2003 Stock Option Plan	Corresponding Dollar Value

David L. Turney, Chairman, Chief Executive Officer and President, DRI, and Chairman and Managing Director,	—	—
DRI-Europa AB

Floyd J. Diaz, Vice President and General Manager, Digital Recorders Business Unit	10,000	$25,000

Lawrence A. Hagemann, Executive Vice President, DRI, and
Chief Operating Officer, North Carolina Operations	10,000	$25,000

Gerald Sheehan, Vice President and General Manager, TwinVision na, Inc.	10,000	$25,000

Lawrence A. Taylor, Secretary, Chief Financial Officer and Vice President, DRI, and Board of Directors,
DRI-Europa AB	10,000	$25,000

All Executive Officers as a Group	40,000	$100,000

All Current Directors Who are Not Executive Officers as a Group	6,000	$15,000

All Employees, Including All Current Officers Who are Not Executive Officers, as a Group	10,000	$25,000

Awards granted under the Option Plan are to be determined from time to time by the Compensation Committee. It is impossible at this time to indicate the precise number, name or positions of persons who will hereafter receive Options under the Option Plan.

Equity Compensation Plan Information

The following table provides information, as of the end of 2002, with respect to all compensation plans, other than the 2003 Stock Option Plan to be voted on, and individual compensation arrangements of the Company under which equity securities of the Company are authorized for issuance to employees or non-employees:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)

Incentive Stock Option Plan (an equity compensation plan approved by the Shareholders)	980,000	$2.70	$ —

Summary of the 2003 Stock Option Plan

A general description of the principal terms of the Option Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Option Plan, a copy of which is attached to this Proxy Statement as Appendix A and is incorporated by reference herein.

The purpose of the Option Plan is to promote the interests of the Company and its Shareholders and the Company’s success by providing a method whereby a variety of equity based incentives and other awards may be granted to Employees, Directors of the Company and to selected Consultants. The Option Plan shall become effective upon the affirmative vote of a majority of the votes cast by Shareholders of the Company’s Common Stock in person or by proxy at the Annual Meeting.

Administration.     The Compensation Committee of the Board will administer the Option Plan. The Compensation Committee will have the authority to construe and interpret the Option Plan; amend and rescind rules relating to the Option Plan; make all necessary determinations for the administration of the Option Plan; determine whether Options will be granted alone or in combination or in tandem with other Options; and determine whether cash will be paid or Options will be granted in replacement of, or as alternatives to, other incentives. Furthermore, the Compensation Committee may correct any defect or inconsistency in the Option Plan or in any Option and has the authority to take all other actions it deems necessary or advisable for the proper administration of the Option Plan.

Eligibility.     Any Employee in good standing is eligible to become a Participant in the Option Plan. A member of the Board of Directors of the Company or a Subsidiary who is not an Employee of the Company or a Subsidiary shall be eligible to receive Options. Any individual who acts as an independent contractor to the Company and who renders services directly for the Company or a Subsidiary who is not a Director of the Company shall be eligible to receive Options. As of March 13, 2003, approximately 150 employees, 10 members of the Board of Directors and zero consultants are eligible to participate in the Option Plan.

Options.     The maximum number of shares of Common Stock issuable on exercise of the Options granted under the Option Plan shall be approved by the Shareholders. Initially, a total of ________ shares of Common Stock shall be reserved for issuance under the Option Plan. No Option shall be granted pursuant to the Option Plan on or after the tenth anniversary date of such date, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the agreement(s) covering such Options.

If an Option expires or is terminated, surrendered or cancelled without having been fully exercised, the unused shares covered by any such Option shall again be available for grant under the Option Plan. However, if the expiration of the termination date of an Option is beyond the term of the existence of the Option Plan, then any shares covered by unexercised or terminated Options shall not reactivate the existence of the Option Plan and therefore may not be available for additional grants under the Option Plan.

The intent of the Option Plan is to qualify the Options granted to Employees as “incentive stock options” under the provisions of Section 422 of the Code. Options shall contain terms as may be necessary to qualify the Options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute, including that such incentive stock options shall be granted only to Employees, that such incentive stock options are non-transferable, and which shall conform to all other requirements of the Code.

The exercise price of each incentive stock option shall not be less than 100 percent of the Fair Market Value of the underlying shares of Common Stock on the date of the grant. No incentive stock option shall be granted to any Employee who directly or indirectly owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company, unless at the time of such grant the exercise price of the Option is at least 110 percent of the Fair Market Value of the underlying shares of Common Stock subject to the Option and such Option is not exercisable after the expiration of five years from the date of the grant. No incentive stock option shall be granted to a person in his capacity as an Employee of a Subsidiary if the Company has less than 50 percent ownership interest in such Subsidiary.

Options granted to Participants who are Employees of the Company may be exercised upon the Participant’s termination of employment within the following periods, or such shorter periods as determined by the Compensation Committee at the time of the grant:

o	If on account of death, Options may be exercised any time during their term;

o	If on account of a Participant’s retirement in good standing, Options may be exercised any time during their term;

o	If on account of resignation of the Participant from employment, no unexercised Option shall be exercisable to any extent after termination;

o

 If on account of taking of a leave of absence for the purpose of serving the government or country in which the principal place of employment of the Participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the Compensation Committee may approve, a Participant shall not be deemed during the period of any such absence alone, to have terminated his service, except as the Compensation Committee may otherwise expressly provide;

o	If on account of termination of employment by the Company for cause, no unexercised Option shall be exercisable to any extent after termination;

o	If on account of certified disability, Options may be exercised any time during their term;

o	In the case of general layoff or furlough of employees, the Compensation Committee shall have the sole discretion to decide the exercisability of Options; and

o	If for any reason other than death, retirement, resignation, cause, or disability, Options may be exercised within three months of such termination.

Options granted to non-employee Directors of the Company or a Subsidiary shall not be incentive stock options and shall have an exercise price equal to the Fair Market Value of the underlying shares of Common Stock on the date of the grant. The term of the Options shall be not more than ten years.

Options granted to Consultants shall not be incentive stock options. Grants of non-qualified stock options to Consultants shall have an exercise price equal to the Fair Market Value of the underlying shares of Common Stock on the date of the grant. The term of the Options shall be not more than five years.

Options granted and held by the non-employee Director or Consultant as of the date of cessation of service may be exercised by the non-employee Director or Consultant or his/her heirs or legal representatives until the expiration of the term.

Restricted Stock. Options may be granted in the form of restricted stock. Grants of restricted stock will be awarded in exchange for consideration in an amount determined by the Compensation Committee. The price, if any, shall be paid in cash, or the Committee has the discretion to accept as consideration Common Stock already owned by the Participant for at least six months and valued at its Fair Market Value. The Compensation Committee can also choose to accept any combination of these methods as consideration. Restricted stock options shall be subject to such restrictions as the Compensation Committee may impose.

Performance Units or Shares. Options may be granted in the form of Performance Units or Performance Shares. Such Options represent a commitment by the Company to make a distribution to the Participant or to his beneficiary depending, among other things, upon conditions set by the Compensation Committee. Settlement of Performance Units and Performance Shares may be in cash, in shares of Common Stock, or in any combination thereof.

Stock Appreciation Rights. Options may be granted in the form of stock appreciation rights. The Compensation Committee may award Stock appreciation rights in tandem with a stock option, in addition to a stock option, or as freestanding. Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or in any combination thereof.

Amendment of Option Plan. The Board of Directors, upon recommendation of the Compensation Committee, may amend or alter the Option Plan at any time and from time to time without the approval of Shareholders, unless Shareholder approval is required by federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. Rights and obligations under any Option granted before amendment of the Option Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Option was granted.

Assignability of Rights. The rights of a Participant under the Option Plan shall not be assignable by such Participant, by operation of law or otherwise. No Participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Option Plan.

Certain Federal Tax Consequences

The following is only a summary of the current effect of federal income taxation upon the Participant and the Company with respect to the shares purchased under the Option Plan. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. In addition, the summary does not discuss the tax consequences of a Participant’s death or the income tax laws of any municipality, state or foreign country to which the Participant may be subject.

Non-Qualified Stock Option. The grant of a non-qualified stock Option under the Option Plan will not result in any federal income tax consequences to the Participant or to the Company. Upon exercise of a non-qualified stock option, the Participant is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the Option exercise price and the fair market value of the shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the Participant. Any gain or loss on the Participant’s subsequent disposition of the shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the shares are held for more than one year following exercise. The Company does not receive a tax deduction for any such gain. The maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6 percent. The maximum rate at which long-term capital gains for most types of property are taxed is 20 percent.

Incentive Stock Option. The grant of an incentive stock option under the Option Plan will not result in any federal income tax consequences to the Participant or to the Company. A Participant recognizes no federal taxable income upon exercising an incentive stock option (“ISO”) (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the Participant has held the shares of Common Stock. If the Participant does not dispose of the shares within two years after the ISO was granted, nor within one year after the ISO was exercised, the Participant will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

If the Participant fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a “disqualifying disposition”). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on the disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than one year. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the Participant.

The “spread” under an ISO, i.e., the difference between the fair market value of the shares at exercise and the exercise price, is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

Restricted Stock. The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the ordinary income recognized by the recipient. Any gain or loss on the recipient’s subsequent disposition of the shares will receive long or short-term capital gain or loss treatment depending on whether the shares are held for more than one year and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain.

Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) (“Section 83(b) Election”) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on the date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain to the recipient. The Section 83(b) Election must be made within thirty days from the time the restricted stock is issued. The foregoing is only a summary of the current effect of federal income taxation upon the grantee and the Company with respect to the shares purchased under the Option Plan. Reference should be made to the applicable provisions of the Internal Revenue Code of 1986, as amended. In addition, the summary does not discuss the tax consequences of a grantee’s death or the income tax laws of any municipality, state or foreign country to which the grantee may be subject.

Vote Required for Proposal Five

If a quorum exists, Proposal Five will be approved if the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal.

THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED AND RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE 2003 STOCK OPTION PLAN AND
______ SHARES INITIALLY RESERVED THEREUNDER

Proposal Six

TO RATIFY THE SELECTION OF INDEPENDENT AUDITORS
FOR THE YEAR 2003

Upon recommendation of the Audit Committee, the Board of Directors has appointed McGladrey & Pullen, LLP (“McGladrey”) to serve as independent public accountants of the Company for its fiscal year ending December 31, 2003. The Board seeks to have the Shareholders ratify the selection of McGladrey, which has served as the independent public accountants of the Company since September 1998. Representatives of McGladrey & Pullen, LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if it is their desire to do so, and will be available to respond to appropriate questions from Shareholders.

Audit Fees

The aggregate fees billed by McGladrey for professional fees rendered for the audit of the Company’s fiscal year 2002 financial statements and the reviews of the financial statements included in the Company’s Forms
10-Q for that fiscal year was $302,073. This compares to the $242,992 in aggregate fees billed for audit of the Company’s annual financial statements for fiscal year 2001 and the reviews of the financial statements included in the Company’s Forms 10-QSB for that fiscal year.

Financial Information Systems Design and Implementation Fees

The Company did not engage McGladrey for any services of this nature.

All Other Fees

The aggregate of all other fees billed by McGladrey during fiscal year 2002 was $117,578. This compares to an aggregate of $202,700 for all other fees billed by McGladrey in fiscal year 2001, the majority of which was for due diligence in connection with our acquisition of Mobitec and Proxy Statement procedures, as well as assistance in preparing tax returns. The Audit Committee considers the nature of this work to be compatible with maintaining McGladrey’s independence.

Vote Required for Proposal Six

If a quorum exists, Proposal Six will be ratified if the votes cast in person or proxy by holders of the Company’s Common Stock favoring the proposal exceed the votes cast by holders of the Company’s Common Stock opposing the proposal.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE SELECTION OF MCGLADREY &PULLEN, LLP, AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR FISCAL YEAR 2003

Proposal Seven

TO TRANSACT SUCH OTHER BUSINESS AS MAY BE PROPERLY BROUGHT BEFORE THE MEETING AND ANY ADJOURNMENT OR POSTPONEMENT THEREOF

Except for the matters described herein, as of the date of this Proxy Statement, management does not intend to present any other matters for action at the Annual Meeting and knows of no other matters to be presented at such Annual Meeting that is a proper subject for action by the Shareholders. However, if any other matters should properly come before the Annual Meeting, it is intended that votes will be cast pursuant to the authority granted by the enclosed Proxy in accordance with the best judgment of the person acting under the Proxy.

OTHER PERTINENT INFORMATION

2002-2003 Board of Directors

The following are the members of the Company’s Board of Directors:
Name	Position Within DRI	Position Outside DRI

David L. Turney	Chairman, Chief Executive Officer	—
and President, DRI, and Chairman
and Managing Director, DRI-Europa AB
Russell C. Cleveland	Director	President and Chief Executive
Officer, Renaissance Capital Group,
Inc., Dallas, Texas
John D. Higgins Sr.	Director	Retired Investment Banker, Glen
Head, N.Y.
J. Phillips L. Johnston, J.D.	Director	President, Johnston Governance
Institute, High Point, N.C.
C. James Meese Jr.	Director	President, Business Development
Associates, and General Partner,
Passages Venture Fund, LP,
Raleigh, N.C.
Stephanie L. Pinson	Director	President and Chief Operating
Officer, Gilbert Tweed Associates,
New York, N.Y.
John K. Pirotte	Director	Chairman and Chief Executive
Officer, CORPEX Technologies Inc.,
and President, Matrix Surface
Technologies Inc., Raleigh, N.C.
Joseph Tang	Director	Former President, Lite Vision
Corporation, Taiwan, Republic of
China; currently private businessman.
Lawrence A. Taylor	Secretary, Chief Financial Officer	—
and Vice President, DRI, and Board
of Directors, DRI-Europa AB
Juliann Tenney, J.D.	Director	Compliance Officer, Duke University
School of Medicine, Durham, N.C.

Certain information about the Board of Directors, other than those nominated for election, is furnished below. See Proposal One for information about the nominees. 29

Russell C. Cleveland, age 64, was appointed a director by the DRI Board of Directors in August 2001 pursuant to a position established by the Board under the Convertible Subordinated Debenture for the Mobitec Holding AB acquisition. He was the principal founder of Renaissance Capital Group, Inc., in Dallas, Texas in 1973 and is its majority shareholder. Renaissance Capital provides capital to emerging publicly owned companies. Mr. Cleveland is a Chartered Financial Analyst who has specialized in investing in emerging growth companies for more than 40 years. Mr. Cleveland is a graduate of the University of Pennsylvania, Wharton School of Finance and Commerce. He has served as President of the Dallas Association of Investment Analysts and his background includes executive positions with major southwest regional brokerage firms. For more than 10 years, he was a contributing editor of Texas Business Magazine, for which he analyzed investment trends. Mr. Cleveland currently serves as President and Director of Renaissance Capital Growth & Income Fund III, Inc. (NASDAQ: RENN). He also is Director and Manager of Renaissance U.S. Growth and Income Trust PLC, which is traded on the London Exchange, and U.S. Portfolio manager of BFS U.S. Special Opportunities Trust PLC (London based). Mr. Cleveland currently serves on the following public company Boards of Directors: Tutogen Medical, Inc., Integrated Securities Systems, Inc., and Cover-All Technologies, Inc. Over the years, Mr. Cleveland has served on the Boards of many publicly traded emerging growth companies.

John D. Higgins Sr., age 69, has been a DRI director since February 1998. He also serves as a director of Sparrow Systems, Inc., a developer and marketer of specialized software for use in managing physician practices. From 1990 and through November 1999, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., certain assets of which were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Currently retired from Investec Ernst and pursuing personal business interests, Mr. Higgins holds B.B.A. and M.B.A. degrees from Hofstra University.

J. Phillips L. Johnston, J.D., age 63, has been a DRI director since April 1990. He currently is President of the Johnston Governance Institute. From September 1999 to June 2002, he was a Director, Chief Executive Officer and President of ID Technologies, a public company. From September 1998 to September 1999, he was Chief Executive Officer of Pilot Therapeutic Holdings, Inc., a public company. From April 1998 to May 1998, Mr. Johnston was President and Special Programs Administrator of Digital Recorders. From May 1998 to December 1998, he served as Digital Recorders’ Special Programs Administrator. From April 1990 to May 1998, Mr. Johnston served as DRI’s Chairman of the Board, President and Chief Executive Officer. From September 1987 to April 1990, he served as Administrator of the North Carolina Credit Unions. From October 1979 to September 1987, Mr. Johnston served as President and Chief Executive Officer of Data Pix, Inc., Norman Perry, Chantry, Ltd., and Erwin-Lambeth, Inc., all of which were privately held companies. From 1971 through 1979, he was President and Chief Executive Officer of Currier Piano Company. He was founding Chairman of the North Carolina Information and Electronics Trade Association, now the largest trade association in that state. He was the Council for Entrepreneurial Development Entrepreneur of the Year in 1997. Mr. Johnston is a director at several privately held companies. The author of two books, he is a Babcock Entrepreneurial Fellow at Wake Forest University. Mr. Johnston received his A.B. degree in economics from Duke University, attended the Stern Graduate Business School at New York University and received his law degree from the University of North Carolina.

Stephanie L. Pinson, age 66, has been a DRI director since 2001. She presently serves as President of Gilbert Tweed Associates, Inc., a well established retained executive search firm based in New York City. Ms. Pinson has served as President of Gilbert Tweed since 1996, prior to which she held the title of Principal, joined the company in 1981, and has been an owner since 1987. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the successful operation of the firm. Ms. Pinson is the practice leader for the firm’s widely recognized Transportation Search Practice, specializing in searches for Public Transit Authorities and their suppliers. The practice also supports aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson is also engaged in the Information Technology, Insurance and Industrial Practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed Associates, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colorado from 1978 to 1980. From 1972 to 1980, she studied and taught Medieval English Literature at Rutgers, the State University in New Jersey. Ms. Pinson serves in a variety of Association and Not for Profit Board positions. She is a past member of the American Public Transportation Association’s (“APTA”) Executive Committee, having served as Vice Chair-Business Members at Large. She also serves on the APTA Chairman’s Diversity Council and is a member of the WTS Advisory Board. Ms. Pinson received her Bachelors and Masters Degrees in English Literature from Rutgers University where she also qualified for the Ph.D.

Lawrence A. Taylor, age 56, has been the Company’s Secretary, Chief Financial Officer and Vice President since May 1998 and a Director of the Company since 2001. He has more than 13 years’ experience in the transit industry, as well as extensive knowledge and experience in auditing, merger and acquisition reporting, analysis and financial information-technology systems. From March 1997 to June 1999, Mr. Taylor was a partner in the Dallas office of Tatum CFO, LLP, a professional partnership of career CFOs. From March 1995 to August 1996, he was senior vice president and chief financial officer of Precept Business Products, Inc., a privately held holding company in Dallas that distributed business forms, construction and on-demand courier services. From May 1991 to December 1994, he was vice president and group controller of Dallas-based Mark IV Industries’ Transportation Products Group, which included nine companies, subsidiaries and operating units serving transit and transportation markets worldwide. Prior to 1991, he served in various financial managerial capacities in the food processing, commercial construction and oil field supply industries, as well as other manufacturing environments. A 1970 graduate of Wayne State University in Detroit, Mich., Mr. Taylor earned a B.S. degree in Accounting. A Certified Public Accountant, he is a member of the Texas Society of CPAs and its Dallas Chapter, the American Institute of CPAs, and Financial Executive International.

Joseph Tang, age 54, has served as a DRI director since 1998. Currently, he is pursuing private business interests. He founded Lite Vision Corp. Ltd. and served as Chairman and CEO from 1990 to 2002. From 1981 to 1990, Mr. Tang was the Vice President of marketing for Taiwan Liton Electronics Corp. Ltd. Mr. Tang received his B.S. degree in industrial engineering from Tung Hai University in Taiwan.

Juliann Tenney, J.D., age 50, has been a DRI director since April 1991. Employed by Duke University since September 1998, she presently serves as Associate Dean, Compliance, for the Duke University School of Medicine. She has been a lecturer in Duke University’s Nonprofit Management program since 1989. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern Governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director for the Economic and Corporate Development Division of the North Carolina Biotechnology Center and also as their House Legal Counsel. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney. Ms. Tenney received a B.A. degree from the University of North Carolina and a law degree from Duke University.

Meetings

The Board of Directors held five meetings in fiscal year 2002. All directors, except Mr. Tang, attended more than 75 percent of the aggregate of Board and committee meetings held during fiscal year 2002.

Committees

The Board of Directors has delegated certain of its authority to its Compensation, Audit, Nominating and Executive committees. Mr. Turney and Mr. Taylor serve as ex-officio members of certain committees. Mr. Turney serves on and chairs the Executive Committee as a voting member. Other than Mr. Turney’s Executive Committee service, no member or chair of any committee is an officer or employee of the Company.

DIGITAL RECORDERS, INC. SUMMARY OF THE COMMITTEES ON WHICH DIRECTORS SERVE
Name	Compensation	Audit	Nominating		Executive

David L. Turney			***		X*

Russell C. Cleveland					X

John D. Higgins Sr.		X	X*

J. Philips L. Johnston, J.D	X			X

C. James Meese Jr.		X*	X

Stephanie L. Pinson	X		X**

John K. Pirotte		X			X

Joseph Tang			X

Lawrence A. Taylor

Juliann Tenney, J.D.	X*

*	Committee Chairperson

**	Member during approximately last half of 2002 only

***	Member during approximately first half of 2002 only

The Audit Committee currently is composed of three non-employee directors, Mr. Meese (Chairperson), Mr. Pirotte and Mr. Higgins. The Audit Committee held nine meetings in fiscal year 2002. The members of the Audit Committee are independent within the meaning of Rule 4200(a) (14) of the NASD Marketplace Rules. Furthermore, the members of the Audit Committee are able to read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has determined that at least one member of the Audit Committee has past employment experience in finance or accounting or any other comparable experience. The Company’s Board of Directors has adopted a written charter for the Audit Committee, and on an annual basis the Audit Committee will review and reassess the adequacy of the formal written charter. A copy of the charter is attached to this Proxy Statement as Appendix B. The function of the Audit Committee is to appoint, retain, compensate and oversee the work of any registered public accounting firm employed by the Company (including resolution of disagreements between the Company’s management and the accounting firm regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or other attest services to the Company. Any such registered public accounting firm is selected by and reports directly to the Audit Committee. The Audit Committee monitors the independence of the registered accounting firm. The Audit Committee has the ultimate authority and responsibility to evaluate and, where appropriate, replace the registered public accounting firm. The Audit Committee also has the primary responsibility for monitoring the integrity of the financial statements of the Company; the financial reporting process, the audit process, and the Company’s process for monitoring compliance with laws and regulations; and the compliance by the Company with legal, regulatory and stock exchange or listing requirements.

Pursuant to the Audit Committee Charter the Audit Committee has the authority to meet from time to time and to request and receive such information from the Company’s officers and employees as it shall deem appropriate to the performance of its duties. The Audit Committee also has the authority to retain special legal, accounting or other consultants to advise the Committee to the extent necessary to the performance of its duties as it shall deem appropriate under the circumstances. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee

While not a regulation to which the Company is presently subject, the Company believes that at least two members of the Audit Committee (Mr. Pirotte and Mr. Meese) may meet the qualifications defined for being designated “Audit Committee Financial Expert.” The Company intends to complete its consideration of this matter and make a final designation on this matter on or before the required date. See “Audit Committee Report” below and Audit Committee Charter attached as Appendix B.

The Compensation Committee currently is composed of three non-employee directors, Ms. Tenney (Chairperson), Mr. Johnston, and Ms. Pinson. The Compensation Committee held six meetings in fiscal year 2002. The function of the Compensation Committee is to consider, evaluate, advise, and recommend, in consultation with Company executive management, policy related to compensation, benefits, and perquisites for all Company employees and Directors. The Compensation Committee also evaluates performance and considers and recommends appropriate actions on all matters of direct and indirect compensation, employment agreements, benefits, and perquisites of the Company CEO/Chair including a succession plan. The Compensation Committee considers the recommended compensation of the CFO and, if found to be acceptable, approves the same. The Compensation Committee also provides general compliance oversight in areas related to employees, including the requirement that Company management has procedures and policies in place which are in compliance with applicable state, federal, local employee and employee regulations, requirements, and practices. See “Compensation Committee Report” below.

The Executive Committee currently is composed of Mr. Turney (Chairman), Mr. Cleveland, Mr. Pirotte and Mr. Johnston. The Executive Committee held five meetings in fiscal year 2002. The Executive Committee advises and monitors actions related to financing, mergers and acquisitions, as well as engages in other details where the Board of Directors may so request.

The Nominating Committee currently is composed of four non-employee directors, Mr. Higgins (Chairperson), Mr. Meese, Mr. Tang and Ms. Pinson. Ms. Pinson served in this capacity in the last half of 2002 at that time replacing Mr. Turney who had voluntarily stepped aside in concurrence with emerging new corporate governance best practices. The Nominating Committee held four meetings in fiscal year 2002. The Nominating Committee makes advisory recommendations to the Board of Directors about appropriate composition and membership on the Board of Directors and its committees. The Nominating Committee joins together with the Company Chairman/CEO to identify, screen, recruit, interview, and recommend individuals deemed to be appropriate to serve on the Board of Directors. The Nominating Committee also serves as an advisory committee to the Company CEO/Chairman and Board related to filling Committees of the Board (such subsequently to be voted by the Board of Directors). The Nominating Committee provides a review and monitoring function related to performance of the Board of Directors and its Committees. See “Nominating Committee Report” below.

Shareholders wishing to propose nominees for directors for next year’s Annual Meeting should submit such proposed nominees to the Company by the date that Shareholder Proposals in next year’s Proxy Statement must be received. See “Shareholder Proposals for 2004 Annual Meeting” elsewhere in this Proxy Statement. All nominees proposed by Shareholders will be considered by the Nominating Committee in making its nominations for Directors but will not necessarily be accepted.

During the last half of fiscal year 2002, the Company’s Board of Directors initiated a change in the Nominating Committee, to become effective at the earliest practicable time, to create a new committee replacing the Nominating Committee. The new committee will be known as the Corporate Governance and Nominating Committee. It is to operate under a Charter designed to comply with the spirit and intent of emerging regulation being proposed by the National Association of Securities Dealers (NASD), the Securities and Exchange Commission (SEC), all pursuant to the authority granted the SEC under the Sarbanes-Oxley Act of 2002. This new committee Charter is expected to evolve to fully conform to applicable law and regulations as those regulations become available and effective. However, at this point, the Corporate Governance Committee, which is comprised of non-employee directors (Mr. Higgins (Chairperson), Mr. Meese, Mr. Tang and Ms. Pinson), has responsibilities such as, but not limited to, the following:

o	Code of Conduct and Ethics and monitoring compliance with same;

o	facilitating regular meetings of the non-executive directors using a "lead director" concept;

o	facilitating evaluation of director performance;

o	structure, talent and composition of the Board of Directors and all of its committees;

o	liaison between the Chairman of the Board of Directors (who also is the Company's CEO) and the non-executive directors;

o	documenting the duty, authority and responsibility of members of the Board of Directors; and

o	all prior responsibilities of the former Nominating Committee as stated previously.

Reports from various committees of the Board of Directors follow.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed with management the Company’s audited financial statements for the year ended December 31, 2002 (the “Fiscal Year 2002 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principals, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication With Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principals, and such other matters as are required to be discussed under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussion With Audit Committees, as amended, by the Independence Standards Board, and has discussed with the auditors the auditors’ independence from management and the Company, including the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee has met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the Fiscal Year 2002 Financial Statements be included in the Company’s Form 10-K for the year ended December 31, 2002.

This Audit Committee Report shall not be deemed incorporated by reference in any document previously or subsequently filed with the Securities and Exchange Commission that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting, except to the extent that the Company specifically requests that this Audit Committee Report be specifically incorporated by reference.

The foregoing Audit Committee Report has been furnished by the following members of the Board of Directors of the Company who comprised the Audit Committee:

C. James Meese Jr. (Chairman) John D. Higgins Sr. John K. Pirotte March 21, 2003

COMPENSATION COMMITTEE REPORT

Work in the Past Year

We met six times in 2002. In one meeting, we conducted a formal performance review of the CEO. We initiated development of a more extensive and formally documented CEO succession plan; that plan is to be finally adopted in the first quarter of 2003. We also worked with management to satisfy ourselves that, to the extent practical in a small company, reasonable steps were being taken in succession planning for all critical positions in the Company.

Compensation Policy and Practice

The policy that we have set for compensation of all employees, including Executive Officers and Key Management, is primarily based on reward for performance while maintaining appropriate balance with prevailing industry and market competitive compensation practice. We strive to align strategy, values, and management initiatives with Shareholder interests. The Compensation Committee directly sets compensation of the CEO and considers and approves compensation of the CFO as well as generally sets Company-wide compensation policy.

Compensation paid includes, depending upon level of responsibility and authority of the individual, base salary compensation, incentive compensation, availability of a 401(k) savings plan (no Company contribution was made to such plan in year 2002) for all employees, and typical local market competitive health insurance coverage partially paid by the employee.

All Executive and Key Management in a position to most directly impact shareholder value participate in an Executive Incentive Compensation (“EIC”) Plan. That plan is primarily based on profit and asset management results of Company operations within the businesses unit the individual is assigned. The Compensation Committee annually considers business plans prepared by Company management, as approved by the Company Board of Directors, and establishes goals in the EIC Plan referenced and linked to those business plans. The Compensation Committee reserves the right to include, or exclude from, consideration in the EIC Plan matters it considers to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, all based on evaluation of the matter in context of what best reflects performance toward improving shareholder value.

Additionally, as a special component of the established EIC Plan, the Compensation Committee includes, for the CEO and CFO only, a discretionary incentive compensation consideration. That discretionary incentive compensation consideration is based on factors such as:

o	Public equity market management actions and effectiveness

o	Strategic planning and execution

o	Organizational, people, and operating infrastructure considerations

o	Evidence of effective management of relationships with third party DRI partners such as service providers, financing institutions, and advisors toward strengthening the overall DRI

o	Effective and appropriate management of the growth of DRI earnings over the longer term through both internal and external means such as mergers, acquisitions, strategic alliances

For fiscal year 2002, compensation payment authorized under the EIC Plan was $178,930 to 10 individuals out of 22 individuals eligible to participate, and approved for participation, by the Compensation Committee.

A majority of Company employees hold Incentive Stock Options. Executive, Key Management, and employees in a position to have most significant impact on shareholder value hold the greatest percentage of such Incentive Stock Options. In fiscal year 2002, we awarded 56,000 options to nine individuals.

CEO Compensation

Mr. Turney was paid total cash compensation of $239,375 in the year 2002; of that $20,000 was derived under the Executive Incentive Compensation Plan for 2001. Mr. Turney voluntarily took a temporary downward adjustment in cash compensation primarily in the second quarter of 2002 reflecting management commitment to recovery from the difficult first quarter of 2002. Mr. Turney participated in the EIC Plan for 2002 with resulting cash payment in 2003 being $32,500 in addition to base compensation entering 2003 of $235,000 which is subject to consideration for merit performance increase from time to time. The Compensation Committee, acting in a manner consistent with the compensation policy described above, determined and authorized all compensation paid to Mr. Turney. Approximately 13.5 percent of Mr. Turney’s fiscal year 2002 compensation was based on discretionary award under the year 2002 EIC Plan. Mr. Turney also is provided with a mid-range priced leased automobile for both personal and Company use. Consistent with company policy for all employees who travel on Company business, we reimburse or directly pay Mr. Turney’s reasonable expenses that are incurred in the line of conduct of Company business. During each of the past three years and at his request, Mr. Turney has not participated in any award of stock options. Instead, he preferred at the time to facilitate a greater award of options to other key personnel. There are no other special compensation programs for the CEO other than what is described here. Compensation history for Mr. Turney is more fully described in “Key Management’s Total Compensation Package.”

The base compensation paid to Mr. Turney in the year 2002 was agreed and fixed by contract. That agreed base compensation considered competitive market practice. However, the committee, and the Board of Directors, has the power and discretion to increase or decrease any such base compensation of the CEO. The Compensation Committee annually conducts an evaluation of CEO performance. Written documentation related to various performance areas, critique of performance, and recommendations for improved performance, are all part of this review process and all non-employee Board of Directors members contribute. This review is the basis for consideration for any merit increase in compensation for the CEO. This evaluation of performance is both qualitative and quantitative. In quantitative context, the review includes evaluation of improved operating results; for example, the Company has recorded five years of year-over-year improved operating income. On the qualitative side the evaluation considers relations with shareholders, strategic planning, reporting, operational planning, handling of relations with the Board of Directors, and generally any area the committee may deem to be appropriate from time-to-time. These evaluation criteria change from year-to-year to allow the Committee to place emphasis on areas it deems to be in the best interest of the Company and its Shareholders.

Succession Planning

The Compensation Committee annually reviews succession planning and progression in the Company mindful in particular of the CEO. To the extent practicable given the company size, management is encouraged by the Compensation Committee to maintain orderly succession alternatives for key positions. In fiscal year 2002, we advanced CEO succession planning to a more extensive and formal documented status, and we will fully adopt and implement that plan in the first half of fiscal year 2003.

Employee Special Recognition

The Compensation Committee, through its Chairperson Ms. Tenney, administers a special recognition award titled the “Teamsmanship Award.” This award is made to the individual who, through petition and vote of all employees, is considered by fellow employees to have best demonstrated exemplary attitude, leadership, dedication, and teamwork in the Company. All employees of the Company, excluding Executive Management, are eligible for consideration for this award. Tangible recognition of this award is made in form of up to $1,500 in cash and an award of 5,000 incentive stock option shares.

Incentive Stock Option Plan

The Compensation Committee administers the Company’s Incentive Stock Option Plan, the agreement for which was effective in January 1988. No stock option awards can be made without advance approval of the Compensation Committee. Typical criteria for award of incentive stock options include: performance, potential for impact on the Company’s performance and shareholder value, and competitive employment practice. Incentive stock option awards are made by the Committee to employees, as well as Directors. During the year, the Compensation Committee, following management’s recommendation, and upon ratification by the Board of Directors, awarded a total of 50,000 stock option shares to six key and/or executive management personnel. In addition, 6,000 stock option shares were granted to three members of the Board of Directors to replace their otherwise expiring stock option shares. The CEO, at his request, was excluded from consideration for additional award of incentive stock options in fiscal year 2002.

The foregoing report has been furnished by the following members of the Board of Directors of the Company who comprised the Compensation Committee:

Juliann Tenney, J.D. (Chair) J. Phillips L. Johnston, J.D. Stephanie L. Pinson February 14, 2003

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

Mr. Johnston serves on the Compensation Committee and previously served, prior to mid-1998, at various times as the Company’s Chairman of the Board, President, Chief Executive Officer and Special Programs Administrator.

NOMINATING COMMITTEE REPORT AND GOVERNANCE

Committee Composition and Our Work in the Past Year

We met four times in 2002. In a late fall 2002 meeting, we considered the committee’s role and, upon authorization by the Board of Directors, moved to modify its role to embrace an expanded role in Corporate Governance. After approval of the Board of Directors of this expanded role, we undertook development of a new Committee Charter together with a change of committee name to “Corporate Governance and Nominating Committee.” The new and expanded charter was finalized in the first few months of 2003 and adopted by the Board of Directors in its meeting on March 21, 2003.

Expanded Role in Governance – The Corporate Governance and Nominating Committee

The new Corporate Governance and Nominating Committee will:

o	Clarify the duties and responsibilities of the Board of Directors and the Corporate Governance and Nominating Committee;

o

Evaluate Board structure and composition, including maintaining a substantial majority of independent directors with independent directors filling all seats on the Audit, Compensation, and Corporate Governance and Nominating Committees;

o	Monitor policies and practices of the board inclusive of a Code of Conduct and Ethics;

o

Join together with the Company Chairman/CEO to identify, screen, recruit, interview, recommend, and (when so elected or appointed) orient individuals deemed to be appropriate to serve on the Board of Directors;

o	Act as an advisory committee to the Company CEO/Chairman and Board related to filling Committees of the Board of (such subsequently to be voted upon by the Board of Directors);

o	Act as a review and monitoring function related to structure and performance of Board of Directors members and committees of the Board of Directors;

o	Facilitate and lead, through a lead independent director, regular closed meetings of non-executive directors; and

o	Serve as the Nominating Committee having duty and responsibilities as previously described within “Committees.”

The foregoing report has been furnished by the following members of the Board of Directors of the Company who comprised the Corporate Governance and Nominating Committee:

John D Higgins (Chair) Stephanie L Pinson C. James Meese Joe Tang February 14, 2003

38

BOARD OF DIRECTORS’
TOTAL COMPENSATION PACKAGE

Monetary Compensation

Employee directors receive no salary or fringe benefits for their services as directors although travel or other out-of-pocket expenses incurred by employee directors in attending meetings of the Board of Directors and Committee meetings are reimbursed on an actual but reasonable basis. Effective June 2001, the Company instituted the following fee schedule for non-employee directors attending Board and Committee meetings.

DIGITAL RECORDERS, INC. BOARD COMPENSATION AS OF JUNE 2002
Board Meetings

In Person (Local)	$2,000

In Person (Overnight Stay Required)	$2,500

Telephonic	$1,000

Committee Meetings

All	$1,500

Additional for Chairperson	$1,000

Two members of the Company’s Board of Directors assisted the Company either in person or through business entities they manage with financing transactions. (See the “Certain Relationships and Related Transactions” section within this Proxy Statement.)

Stock Options

During fiscal year 2002, the Board of Directors granted 6,000 stock option shares to three Board members (see table below). No stock options were exercised by any non-employee and non-consultant director during the fiscal year that ended December 31, 2002.

DIGITAL RECORDERS, INC. STOCK OPTIONS AWARDED TO NON-EMPLOYEE DIRECTORS DURING FISCAL YEAR 2002 (1)

	Individual Grants

Name	Number of Securities Underlying Options/SARs Granted (#)	% of Total Options/SARs Granted to Non-Employee Directors in Fiscal Year 2002	Exercise Base Price ($/Share)	Expiration Date
Russell C. Cleveland	—	—	—	—

John D. Higgins Sr.	—	—	—	—

J. Phillips L. Johnston, J.D.	—	—	—	—

C. James Meese Jr.	2,000(2)	33.3%	$2.50	June 23, 2007

Stephanie L. Pinson	—	—	—	—

John K. Pirotte	2,000(2)	33.3%	$2.50	June 23, 2007

Joseph Tang	—	—	—	—

Juliann Tenney, J.D.	2,000(2)	33.3%	$2.50	June 23, 2007

39

Notes

1.	No stock options were exercised by the non-employee or non-consultant directors in the fiscal year ended December 31, 2002.

2.	These options were issued to replace an equivalent number of options that expired in the fiscal year ended December 31, 2002.

EXECUTIVE OFFICERS AND KEY MANAGEMENT

The following individuals currently serve as the Company’s executive officers and key management:

Name	Position

David L. Turney	Chairman, Chief Executive Officer and President, DRI, and Chairman and Managing Director, DRI-Europa AB
Floyd J. Diaz	Vice President and General Manager, Digital Recorders Business Unit
Lawrence A. Hagemann	Executive Vice President, DRI, and Chief Operating Officer, North Carolina Operations
Gerald Sheehan	Vice President and General Manager, TwinVision na, Inc. Business Unit
Lawrence A. Taylor	Secretary, Chief Financial Officer and Vice President, DRI, and Board ofDirectors, DRI-Europa AB

Following are biographical summaries for the Company’s executive officers and key management who are not directors.

Floyd J. Diaz, age 42, has 12 years’ transit-industry experience. He has been the Vice President and General Manager of the Company’s transit-industry business unit, Digital Recorders (DR), since May 2002. He joined the Company as DR’s Vice President and Sales and Marketing Manager in 1999. From 1993 to 1999, Mr. Diaz was Vice President of Sales & Marketing at ERG Transit Systems in Toronto, Ontario. From 1986 to 1992, Mr. Diaz held various positions with the Houston-based Schlumberger Oil and Gas Exploration Division. A 1984 graduate of Queen’s University in Kingston, Ontario, Mr. Diaz has a B.Sc. in Geological Engineering. In 1992, he received an M.B.A. from Houston Baptist University.

Lawrence A. Hagemann, age 59, has 13 years’ transit-industry experience, including extensive experience in advanced software and micro-processor systems. In 2000, he was appointed chief operating officer of DRI’s North Carolina Operations. Since February 1998, he has served as DRI’s executive vice president and TwinVision na, Inc.’s president and general manager. From July 1996 to February 1998, he was TwinVision’s vice president and general manager. In addition, Mr. Hagemann currently serves as a director of Transtel Communications Ltd., a developer of news media software based in London, England. He has held this position since October 1993. From July 1995 to July 1996, Mr. Hagemann was vice president of ADDAX Sound Company, a privately held company in Illinois. From April 1991 to December 1993, he served as assistant to the president of Vapor-Mark IV in Illinois. From 1973 to 1990, he was vice president of Sales and Marketing for Extel Corporation in Illinois, as well as a director of Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong. A 1967 graduate of the University of Detroit, Mr. Hagemann earned a bachelor’s degree in Electrical Engineering. In 1972, he earned an M.B.A. from Loyola University in Chicago.

Gerald Sheehan, age 46, has more than 15 years’ experience in the transit industry. He was appointed Vice President and General Manager of TwinVision na, Inc. in August 2002. He joined the Company in 1998 as TwinVision’s Vice President of Sales and Marketing, working directly with our sales representatives and OEM accounts. Mr. Sheehan has been instrumental in shaping marketing and sales programs for the TwinVision® Electronic Destination Sign System, which has enabled TwinVision to become the technology leader in the transit market. Previously, Mr. Sheehan held key marketing and sales management positions with Voith Transmissions in York, Pa., and Prima Facie in Conshohocken, Pa.

TOTAL COMPENSATION PACKAGES FOR
EXECUTIVE OFFICERS AND KEY MANAGEMENT

Monetary Compensation

The following Summary Compensation Table sets forth the compensation awarded to, earned by or accrued for services rendered to the Company in all capacities during the last three fiscal years ended December 31, 2002 by our chief executive officer and the four other most highly compensated executive officers whose salary and bonus exceeded $100,000 in fiscal 2002 (collectively, the “Named Executive Officers”) for services rendered in all capacities to the Company during the year ended December 31, 2002.

DIGITAL RECORDERS, INC. COMPENSATION SUMMARY FOR KEY MANAGEMENT

Name and Principal Position	Year	Annual Compensation			Notes	Long-Term Compensation Awards (1)

		Salary ($)	Bonus ($)	Other		Securities Underlying Options/SARs

David L. Turney, Chairman, Chief Executive Officer and President, DRI, and Chairman and Managing Director, DRI-Europa AB	2002	219,375	32,500	10,288	2	—

	2001	215,000	37,500	9,722	2	—

	2000	185,000	30,000	3,426	2	—

Floyd J. Diaz, Vice President and General Manager of the Digital Recorders Business Unit	2002	123,850	45,650	—	3	10,000

	2001	110,000	32,640	—		3,000

	2000	95,000	5,962	—		7,000

Lawrence A. Hagemann, Executive Vice President, DRI, and Chief Operating Officer, North Carolina Operations	2002	157,083	—	9,535	2	10,000

	2001	151,667	—	8,769	2	25,000

	2000	140,000	77,000	—		25,000

Gerald Sheehan, Vice President and General Manager of the TwinVision na, Inc. Business Unit	2002	135,000	—	—		10,000

	2001	119,840	—	—		10,000

	2000	107,000	42,800	—		15,000

Lawrence A. Taylor, Secretary, Chief Financial Officer and Vice President, DRI, and Board of Directors, DRI- Europa AB	2002	163,000	20,000	—		10,000

	2001	151,667	25,000	—		25,000

	2000	136,677	20,000	—		25,000

41

Notes

1.	Such options were granted pursuant to the Company’s Incentive Stock Option Plan.

2.	Represents use of Company-leased automobile and accident insurance.

3.	Floyd J. Diaz was promoted to Vice President and General Manager of the Digital Recorders business unit on May 20, 2002.

Stock Options/SAR Grants

The following table sets forth information concerning grants of stock options to the Named Executive Officers pursuant to the Company’s stock option plan during the fiscal year ended December 31, 2002.

DIGITAL RECORDERS, INC. SUMMARY OF STOCK OPTIONS AWARDED TO NAMED EXECUTIVE OFFICERS IN 2002 *

Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term **

Name	Number of Securities Underlying Options Granted in 2002	% of Total Options Granted to Employees in 2002	Exercise or Base Price ($/Share)	Expiration Date	5% ($)	10% ($)

David L. Turney	—	—	—	—	—	—

Floyd J. Diaz	10,000	20.0%	$2.50	April 30, 2003	—	—

Lawrence A. Hagemann	10,000	20.0%	$2.50	April 30, 2003	—	—

Gerald Sheehan	10,000	20.0%	$2.50	April 30, 2003	—	—

Lawrence A. Taylor	10,000	20.0%	$2.50	April 30, 2003	—	—

Note

* No stock options were exercised by employees in the fiscal year ended December 31, 2002. ** No stock options were in the money. 42

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides summary information regarding the stock options exercised during 2002 and the stock options held as of December 31, 2002 by the Named Executive Officers.

DIGITAL RECORDERS, INC. AGGREGATE OPTION/SAR EXERCISES IN FISCAL YEAR 2002 AND FISCAL YEAR-END OPTION/SAR VALUES FOR THE NAMED EXECUTIVE OFFICERS

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#)		Value of Unexercised, In-the-Money (1) Options/SARs At Fiscal Year-End ($2.40)

			Exercisable	Unexercisable	Exercisable	Unexercisable (2)

David L. Turney	--	--	250,000	--	$34,400	--

Floyd J. Diaz	--	--	26,000	1,000	$ 5,570	--

Lawrence A. Hagemann	--	--	91,667	8,333	$16,177	--

Gerald Sheehan	--	--	40,667	3,333	$ 7,840	--

Lawrence A. Taylor	--	--	81,667	8,333	$14,600	--

Executive Group	--	--	490,001	20,999	$78,578

Notes

1.

Options or free-standing SARs are in-the-money if the fair market value of the underlying securities exceeds the exercise or base price of the option or SAR. The closing market price of the Common Stock on December 31, 2001 was $2.40.

2.	All non-exercisable stock options NOT in-the-money.

401(k) Plan

In January of 1996, the Company implemented a defined contribution savings plan for all eligible employees (as defined). The savings plan is intended to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended. Under the savings plan, a participant may contribute from one to fifteen percent of his or her compensation, not to exceed an amount which would cause the plan to violate Section 401(k) and other applicable sections of the Internal Revenue Code. The Company has not made any matching contributions to the savings plan. All participants’ contributions are invested, in accordance with the participant’s election, in various investment funds managed by the plan trustee. The savings plan permits withdrawals in the event of disability, death, attainment of age fifty nine and one-half, termination of employment or proven financial hardship. The Company pays all the costs of administering the savings plan.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

Effective January 1, 1998, the Company entered into an employment agreement with David L. Turney, to serve as the Company’s Chief Executive Officer and President. The agreement provided for an annual base salary compensation of $175,000 in the first year of the term and $185,000 in the second and succeeding years (unless modified by the Company Board of Directors), for a term of four years. In addition, the agreement provided for bonus and incentive stock option compensation. In the event of a “Triggering Event,” which includes a change in ownership of the Company of at least 50 percent or a merger, consolidation, reorganization or liquidation of the Company, Mr. Turney would be entitled to receive 2.9 times his annual salary, incentive and bonus payments during the most recent 12 month period, if Mr. Turney’s employment was terminated or he was unable to reach a satisfactory new agreement. The agreement could be terminated by the Company or Mr. Turney with or without cause. The agreement required Mr. Turney to keep confidential certain technology and trade secrets of the Company, and prohibited Mr. Turney from engaging in business competing with the Company during his employment and for one year after termination, if initiated by him, or six months, if initiated by the Company.

Effective on December 17, 2001, the Company extended the employment agreement (“Extended Employment Agreement”) with Mr. Turney. The Extended Employment Agreement is for a period of four years and provides for an increase in annual base salary compensation to $235,000 effective at January 1, 2002. The Company, under terms of the above noted original employment agreement, had increased Mr. Turney’s annual base salary compensation to $215,000 effective at January 1, 2001. Other terms of the Extended Employment Agreement are substantially unchanged from the previous Employment Agreement.

The Company’s Incentive Stock Option Plan (the “Plan”) provides that, in the event the Company enters into an agreement providing for the merger of the Company into another corporation or the sale of substantially all the Company’s assets, any outstanding unexercised option shall become exercisable at any time prior to the effective date of such agreement. Upon the consummation of the merger or sale of assets, such options shall terminate unless they are assumed or another option is substituted therefore by the successor corporation.

SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND KEY MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of April 1, 2002 by (i) each person known by the Company to own beneficially more than 5 percent of the outstanding Common Stock, (ii) each director and (iii) all executive officers and directors as a group. The information with respect to institutional investors is derived solely from statements filed with the Commission under Section 13(d) of the Securities Exchange Act. Each person has sole voting and sole investment or dispositive power with respect to the shares shown except as noted.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND KEY MANAGEMENT (1) As of March 24, 2003

Beneficial Owners	Common Shares Owned	Warrants and Exercisable Options	Beneficial Shares Held (1)	% of 3,804,475 Base Shares

5% SHAREHOLDERS

BFS U.S. Special Opportunities Trust PLC (2)	—	1,137,500	1,137,500	23.0%

Renaissance U.S. Growth and Income Trust PLC (2)	—	1,137,500	1,137,500	23.0%

Lite Vision Corporation (3)	500,000	—	500,000	13.1%

NAMED EXECUTIVE OFFICERS AND DIRECTORS

David L. Turney	135,950	250,000	385,950	9.5%

Floyd J. Diaz (4)	—	26,000	26,000	0.7%

Lawrence A. Hagemann	11,000	91,667	102,667	2.6%

Gerald Sheehan	500	40,667	41,167	1.1%

Lawrence A. Taylor	44,300	81,667	125,967	3.2%

Executive Group	191,750	490,000	681,750	15.9%

Russell C. Cleveland (4)	—	7,000	7,000	0.2%

John D. Higgins Sr. (5)	119,611	150,000	269,611	6.8%

J. Phillips L. Johnston, J.D.	37,282	75,000	122,282	2.9%

C. James Meese Jr.	1,000	36,987	37,987	1.0%

Stephanie L. Pinson (4)	2,000	7,000	9,000	0.2%

John K. Pirotte	49,695	27,000	76,695	2.0%

Joseph Tang (3)	500,000	25,000	525,000	13.7%

Juliann Tenney, J.D.	17,982	27,000	44,982	1.2%

Non-Executive Director Group	727,570	354,987	1,082,557	26.0%

TOTAL	1,419,320	3,119,987	4,539,307	65.6%

Notes

1.

Beneficial ownership includes both outstanding Common Stock and shares issuable upon exercise of options or warrants that are currently exercisable or will become exercisable within 60 days after the date hereof. Unless otherwise noted, sole voting and dispositive power is possessed with respect to all Common Stock shown. All percentages are calculated based on the number of outstanding shares at April 1, 2003 plus shares which a person or group has the right to acquire within 60 days. Except as noted otherwise, the address for all persons listed is: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225.

2.

Includes 100,000 shares that may be received upon the exercise of warrants and 1,037,000 shares that may be received upon the conversion of Convertible Subordinated debentures of which 287,500 of those shares underlying the debentures are subject to Shareholder approval of Proposal Four. Address: 8080 North Central Expressway, Suite 210-LB59, Dallas, Texas 75206.

3.

According to Amendment No. 1 to the Schedule 13D filed on behalf of Lite Vision Corporation and Mr. Joseph Tang, Lite Vsion Corporation and Mr. Tang share voting and dispositive power over 500,000 shares of Common Stock. Address: 736 Chung-Cheng Road, 18th Floor, Chung Fo City, Taipei Halen, Taiwan, R.O.C.

4.	Less than 1 percent.

5.	Includes 25,000 shares that may be reveived upon the exercie of warranrs and options and 125,000 shares that may be received upon the conversion of a Convertible Subordinated debenture, which shares underlying the debenture are subject to Shareholder approval of Proposal Four.

45

COMPARISON OF CUMULATIVE TOTAL RETURN *
AMONG THE COMPANY’S COMMON STOCK, THE NASDAQ AND THE
INFORMATION TECHNOLOGY INDEX

Five-Year Comparison *

* This chart was prepared by the Total Return Service at Standard & Poor’s Investment Services.

CERTAIN RELATIONSHIPS AND
RELATED TRANSACTIONS

The Company purchases electronic components supporting the transportation communications segment from a major stockholder, Lite Vision Corporation (“Lite Vision”), a Taiwan-based company. Lite Vision holds 13.1 percent (500,000) of the outstanding shares of common stock of the Company. The components consist primarily of Light Emitting Diodes (LED) printed circuit boards. The Company purchased from Lite Vision approximately $3.5 million, $4.4 million and $6.7 million during 2002, 2001 and 2000, respectively. The accounts payable balance due to Lite Vision was $859,425.37, $1,528,786 and $2,224,555 at December 31, 2002, 2001 and 2000, respectively. Mr. Joseph Tang, previously President of Lite Vision and currently affiliated with Lite Vision while also pursuing other private business interests, serves on the Company’s Board of Directors.

John D. Higgins, a director of the Company, was an employee of Investec Ernst & Co., a securities and investment banking firm that was engaged in December 2000 to provide a fairness opinion from a financial point of view with respect to the Mobitec acquisition. Investec Ernst & Co. received a fee of $120,000, plus reasonable actual expenses, for furnishing the fairness opinion. In addition, also as part of the Mobitec acquisition, Mr. Higgins received a fee of $17,500 for the successful completion of certain convertible debenture financing.

On August 2, 2002, the Company completed a privately negotiated sale of a $1.15 million convertible subordinated debenture through funds managed by Dallas-based Renaissance Capital Group. Russell C. Cleveland, Renaissance Capital Group’s President and Chief Executive Officer, serves on the Company’s Board of Directors. On August 26, 2002, the Company completed a privately negotiated sale of a $250,000 convertible subordinated debenture to John D. Higgins Sr., a private investor and a director of the Company. In June 2001, prior to Mr. Cleveland’s involvement as a director of the Company, the Company issued convertible debentures in the amount of $3 million (the “2001 Debentures”) to Renaissance Capital Group containing substantially the same terms as the convertible debentures issued in 2002. The issuance of the 2001 Debentures was approved by the Shareholders at the 2001 Annual Meeting of Shareholders of the Company. Mr. Higgins received a closing fee of $5,850 related to the $250,000 convertible subordinated debenture and Renaissance Capital Group received a closing fee of $17,250 related to the $1.15 million convertible subordinated debenture. Refer to Proposal Four for additional details on these matters.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

If a shareholder wishes to submit a shareholder proposal pursuant to Rule 14a-5(e) of the 1934 Exchange Act Rules, as amended, for inclusion in the Company’s Proxy Statement for the 2004 Annual Meeting of shareholders (“2004 Annual Meeting”), the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than Friday, December 4, 2003.

If a shareholder wishes to submit a shareholder proposal outside of Rule 14a-5(e) to be brought before the 2004 Annual Meeting, the shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office between the dates of January 30, 2004 and March 1, 2004, pursuant to the Company’s bylaws. A shareholder’s notice to the Secretary must set forth as to each matter the shareholder proposes to bring before the 2004 Annual Meeting: (i) a brief description of the business desired to be brought before the 2004 Annual Meeting and the reasons for conducting such business at the 2004 Annual Meeting; (ii) the name and record address of the shareholder proposing such business; (iii) the class and number of shares of the Company which are beneficially owned by the shareholder; and (iv) any financial interest of the shareholder in such business.

Such proposals should be sent to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75255; ir@digrec.com.

SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than ten percent of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to the fiscal year 2002. To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than ten percent beneficial owners for the fiscal year ended December 31, 2002.

ANNUAL REPORT ON FORM 10-K

The Company will provide without charge to each person solicited a copy of the 2002 Annual Report on Form 10-K, including financial statements and financial statement schedules filed therewith, upon written request to: Digital Recorders, Inc.; Corporate Administration; 5949 Sherry Lane, Suite 1050; Dallas, Texas 75225; E-Mail: ir@digrec.com.

INCORPORATION OF FORM 10-K BY REFERENCE

The information contained in the items set forth below are incorporated herein by reference to the Company’s Annual Report on Form 10-K and made a part hereof. A copy of the Annual Report on Form 10-K is being delivered to Shareholders along with this Proxy Statement. Other than as set forth below, no other portion of the Annual Report on Form 10-K is deemed to be part of this Proxy Statement.

(a)	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations;

(b)	Item 7A. Quantitative and Qualitative Disclosures About Market Risk;

(c)	Item 8. Financial Statements and Supplementary Data; and

(d)	Item 9. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

You should rely only on the information contained in or incorporated by reference in this proxy statement to vote on the matters proposed herein. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. You should not assume that the information contained in the proxy statement is accurate as of any date other than the date hereof, and the mailing of this proxy statement to our stockholders shall not create any implication to the contrary.

By Order of the Board of Directors, /s/ DAVID L. TURNEY Chairman, Chief Executive Officer and President __________, 2003

49

Appendix A

DIGITAL RECORDERS, INC. 2003 STOCK OPTION PLAN

1.	Purpose

The purpose of this Plan is to promote the interest of the Corporation and its stockholders and the Corporation’s success by providing a method whereby a variety of equity-based incentives and other Options may be granted to Employees and Directors of the Corporation and its Subsidiaries and to selected Consultants.

2.	Definitions

A.	“Option” means any form of stock option granted under the Plan.

B.	“Option Notice” means any written notice from the Corporation to a Participant or agreement between the Corporation and a Participant that establishes the terms applicable to an Option.

C.	“Board of Directors” means the Board of Directors of the Corporation.

D.	“Code” means the Internal Revenue Code of 1986, as amended. Any reference to the Code includes the regulations promulgated pursuant to the Code.

E.	“Committee” means the Compensation Committee of the Board of Directors, or such other committee designated by the Board of Directors, which is authorized to administer the Plan under Section 2 hereof. The number of persons who shall serve on the Committee shall be specified from time to time by the Board of Directors; however, in no event shall there be fewer than two members of the Committee and all members shall be independent outside directors as defined in the Audit Committee charter of the Corporation.

F.	“Common Stock” means Common Stock of the Corporation, $.10 par value per share.

G.	“Consultant” means any individual who acts as an independent contractor to the Corporation and who renders services directly for the Corporation or a Subsidiary as defined and designated from time to time by the Committee.

H.	“Corporation” means Digital Recorders, Inc., a North Carolina corporation.

I.	“Director” means a member of the Board of Directors of the Corporation or a Subsidiary thereof.

J.	“Employee” means any employee of the Corporation or Subsidiary and also includes non-employees to whom an offer of employment has been extended.

K.	“Exchange Act” means the Securities Exchange Act of 1934, as amended.

L.	“Fair Market Value” means, on any given date (i) if the Common Stock is traded in the over-the-counter market, the per share closing bid prices of the Common Stock as reported in a generally accepted reporting service, (ii) if the Common Stock is traded on a national securities exchange, the per share closing price of the Common Stock on which it is so listed, (iii) if trading in the Common Stock is not reported by a national securities exchange, the lowest per share bid price of the Common Stock as reported in the “pink sheets”published by National Quotation Bureau, Incorporated, (iv) if no such reported price is reported for such date pursuant to (i), (ii) or (iii) above, then the bid, closing sale or bid price, respectively, on the first preceding day on which so reported, or (v) if the Common Stock is not so traded and/or reported for a 30-day period immediately preceding the date for determining Fair Market Value, the Committee shall, in good faith and in conformity with the requirements of Section 422 of the Code, establish a method for determining the Fair Market Value.

M.	“Participant” means any individual to whom an Option is granted under the Plan.

N.	“Plan” means this Plan, which shall be known as Digital Recorders, Inc. 2003 Stock Option Plan.

O.	“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.

P.	“Subsidiary” means a corporation or other business entity (i) of which the Corporation directly or indirectly has an ownership interest of 50% or more, or (ii) of which it has a right to elect or appoint 50% or more of the board of directors or other governing body. A Subsidiary shall include both currently owned Subsidiaries as well as any Subsidiary hereafter acquired.

Q.	“Unit” means a bookkeeping entry used by the Corporation to record the grant of an Option until such time as the Option is paid, canceled, forfeited or terminated.

R.	“Vesting” means the period of time that the Committee sets for the Participant to accrue rights in the Option, but generally shall be a three (3) year period with vesting occurring on each annual date, unless otherwise decided by the Committee.

3.	Administration

A.	The Plan shall be administered by the Committee. The Committee shall have the authority to:

(1)	construe and interpret the Plan;

(2)	promulgate, amend and rescind rules relating to the implementation of the Plan;

(3)	make all determinations necessary or advisable for the administration of the Plan, including but not limited to the selection of Employees, Consultants and affiliated individuals who shall be granted Options, the number of shares of Common Stock or Units to be subject to each Option, the Option price, the Vesting or duration of Options, the time permitted for proper exercise of an Option and sale of the underlying shares under existing corporate governance provisions or applicable law and regulations, and the designation of Options as incentive stock options or non-qualified stock options;

(4)	determine whether Options will be granted alone or in combination or in tandem with other Options;

(5)	determine whether cash will be paid or Options will be granted in replacement of, or as alternatives to, other grants under the Plan or any other incentive or compensation plan of the Corporation, a Subsidiary or an acquired business unit.

51

B.	Subject to the requirements of applicable law, the Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan, any Option, or any Option Notice; take any and all other actions it deems necessary or advisable for the proper administration of the Plan; designate persons other than members of the Committee to carry out its responsibilities; and prescribe such conditions and limitations as it may deem appropriate, except that the Committee may not delegate its authority with regard to the selection for participation of, or the granting of Options to, persons to whom grants would otherwise be prohibited by the Exchange Act. Any determination, decision, or action of the Committee in connection with the construction, interpretation, administration, or application of the Plan shall be final, conclusive and binding upon all persons validly claiming under or through persons participating in the Plan.

C.	The Committee may at any time, and from time to time, amend or cancel any outstanding Option, but only with the consent of the Participant to whom the Option was granted. Any Option granted may be converted, modified, forfeited or canceled, prospectively or retroactively, in whole or in part, by the Committee in its sole discretion. However, no such action may impair the rights of any Participant to whom the Option was granted without his or her consent. The Committee may, in its sole discretion, in whole or in part, waive any restrictions or conditions applicable to, or accelerate the vesting of, any Option.

4.	Eligibility

A.	Any Employee in good standing is eligible to become a Participant in the Plan in accordance with Section 7.

B.	Directors who are not Employees of the Corporation or a Subsidiary shall be eligible to receive Options in accordance with Section 8.

C.	Consultants who are not Directors of the Corporation shall be eligible to receive Options in accordance with Section 9.

5.	Shares Available

Subject to Section 16 of the Plan, the maximum number of shares of Common Stock issuable on exercise of options (or other Options) granted under the Plan (including incentive stock options) shall be that approved by the shareholders at each annual or special meeting thereof, accumulated along with any prior approvals by the shareholders. If an Option expires or is terminated, surrendered or canceled without having been fully exercised, the unused shares covered by any such Option shall again be available for grant under the Plan; however, if the expiration of the termination date of an option is beyond the term of the existence of the Plan, then any shares covered by unexercised or terminated Options shall not reactivate the existence of this Plan and therefore may not be available for additional grants under the Plan.

6.	Term

The Plan shall become effective upon a vote of the shareholders of the Corporation at their next annual or special meeting. No Option shall be granted pursuant to the Plan on or after the tenth anniversary date of such date, but Options granted prior to such tenth anniversary may extend beyond that date to the date(s) specified in the agreement(s) covering such Options

52

7.	Stock Options —Employees

A.	Grants may be in the form of Options. Options may be incentive stock options within the meaning of Section 422 of the Code or non-qualified stock options (i.e., stock options which are not incentive stock options).

B.	Subject to Section 7.C. relating to incentive stock options, Options shall be in such form and contain such terms as the Committee deems appropriate. While the terms of Options need not be identical, each Option shall be subject to the following terms:

(1)	The exercise price shall be the price set by the Committee but may not be less than one hundred percent of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

(2)	The exercise price shall be paid in cash (including check, bank draft, or money order), or at the sole discretion of the Committee, all or part of the purchase price may be paid by delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, by the surrender of all or part of an Option (including the Option being exercised), in other property, rights and credits, deemed acceptable by the Committee including, but not limited to, written notice of non-cash exercise if permitted under the applicable statutes, rules and regulations, as may be provided in the grant, to the Corporation at the principal office of the Corporation or any combination of the foregoing methods of payment.

(3)	Promissory notes may not be given as payment of the exercise price.

(4)	The term of an Option may not be greater than ten (10) years from the date of the grant.

(5)	Neither a person to whom an Option is granted nor such person’s legal representative, heir, legatee or distributee shall be deemed to be the holder of, or to have any of the rights of a holder or owner with respect to, any shares of Common Stock subject to such Option unless and until such person has exercised the Option.

C.	The following special terms shall apply to grants of incentive stock options:

(1)	Subject to Section 7.C.(2) of the Plan, the exercise price of each incentive stock option shall not be less than 600 of the Fair Market Value of the underlying shares of Common Stock on the date of the grant.

(2)	No incentive stock option shall be granted to any Employee who directly or indirectly owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless at the time of such grant the exercise price of the Option is at least 110% of the Fair Market Value of the underlying shares of Common Stock subject to the Option and such Option is not exercisable after the expiration of five (5) years from the date of the grant.

(3)	No incentive stock option shall be granted to a person in his capacity as an Employee of a Subsidiary if the Corporation has less than a 50% ownership interest in such Subsidiary.

(4)	Options shall contain such other terms as may be necessary to qualify the Options granted therein as incentive stock options pursuant to Section 422 of the Code, or any successor statute, including that such incentive stock options shall be granted only to Employees, that such incentive stock options are non-transferable, and which shall conform to all other requirements of the Code.

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8.	Options to Non-Employee Directors

Options granted to Directors who are not Employees of the Corporation or a Subsidiary shall not be incentive stock options and shall be subject to the following terms:

A.	The exercise price shall be the Fair Market Value of the underlying Shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Section 7.B.(2) of the Plan;

B.	The term of the options shall be not more than ten (10) years;

C.	The Options shall be subject to Section 14 of the Plan.

9.	Options to Consultants

Consultants shall receive Options in accordance with the following terms:

A.	No grants of incentive stock options shall be made to Consultants.

B.	Grants of non-qualified stock options to such Consultants shall be subject to the following terms:

(1)	The exercise price shall be the Fair Market Value of the underlying shares of Common Stock on the date of the grant, payable in accordance with the alternatives stated in Sections 7.B.(2) of the Plan;

(2)	The term of the options shall be not more than five (5) years; the Options shall be subject to Section 14 of the Plan.

10.	Restricted Stock

A.	Options may be granted in the form of restricted stock.

B.	Grants of restricted stock shall be awarded in exchange for consideration in an amount determined by the Committee. The price, if any, of such restricted stock shall be paid in cash, or at the discretion of the Committee, all or part of the purchase price may be paid by delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value, or any combination of the foregoing methods of payment, provided no less than the par value of the stock is paid in cash, and the Participant has rendered no less than three (3) months prior service to the Corporation.

C.	Restricted stock Options shall be subject to such restrictions as the Committee may impose and may include, if the Committee shall so determine, restrictions on transferability and restrictions relating to continued employment.

D.	The Committee shall have the discretion to grant to a Participant receiving restricted shares all or any of the rights of a stockholder while such shares continue to be subject to restrictions.

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11.	Performance Units and Performance Shares

A.	Options may be granted in the form of Performance Units or Performance Shares. Options of Performance Units and Performance Shares shall refer to a commitment by the Corporation to make a distribution to the Participant or to his beneficiary depending on (i) the attainment of the performance objective(s) and other conditions established by the Committee and (ii) the base value of the Performance Unit or Performance Shares, respectively, as established by the Committee.

B.	Settlement of Performance Units and Performance Shares may be in cash, in shares of Common Stock, or a combination thereof. The Committee may designate a method of converting Performance Units into Common Stock, including, but not limited to, a method based on the Fair Market Value of Common Stock over a series of consecutive trading days.

C.	Participants shall not be entitled to exercise any voting rights with respect to Performance Units or Performance Shares, but the Committee in its sole discretion may attach dividend equivalents to such Options.

12.	Stock Appreciation Rights

A.	Options may be granted in the form of stock appreciation rights. Stock appreciation rights may be awarded in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option.

B.	A stock appreciation right entitles the Participant to receive from the Corporation an amount equal to the positive difference between (i) the Fair Market Value of Common Stock on the date of exercise of the stock appreciation right and (ii) the grant price or some other amount as the Committee may determine at the time of grant (but not less than the Fair Market Value of Common Stock on the date of grant).

C.	With respect to persons subject to Section 16 of the Exchange Act, a stock appreciation right may only be exercised during a period which (i) begins on the third business day following a date when the Corporation’s quarterly summary statement of sales and earnings is released to the public through a governmental filing and (ii) ends on the 12th business day following such date. This Section 12.C. shall not apply if the exercise occurs automatically on the date when a related stock option expires.

D.	Settlement of stock appreciation rights may be in cash, in shares of Common Stock, or a combination thereof, as determined by the Committee.

13.	Deferral of Options

At the discretion of the Committee, payment of an Option, dividend equivalent, or any portion thereof may be deferred until a time established by the Committee. Deferrals shall be made in accordance with guidelines established by the Committee to ensure that such deferrals comply with applicable requirements of the Code and its regulations. Deferrals shall be initiated by the delivery of a written, irrevocable election by the participant to the Committee or its nominee. Such election shall be made prior to the date specified by the Committee. The Committee may also (A) credit interest equivalents on cash payments that are deferred and set the rates of such interest equivalents and (B) credit dividends equivalents on deferred payments denominated in the form of shares of Common Stock.

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14.	Exercise of Stock Options or Options Upon Termination of Employment or Services

A. (1)	Employees. Unless otherwise provided herein, Options granted to Participants who are employees of the Corporation hereunder may permit the exercise of Options upon the Participant’s termination of employment within the following periods, or such shorter periods as determined by the Committee at the time of grant:

(a)	If on account of death, Options may be exercised any time during their term by the person or persons to whom the Participant’s rights pass by will or the laws of descent or distribution.

(b)	If on account of a Participant’s retirement in good standing (as defined from time to time by Corporation policy), Options may be exercised any time during their term.

(c)	If on account of resignation of the Participant from employment, no unexercised Option shall be exercisable to any extent after termination.

(d)	If termination of employment by the Corporation for cause (as defined from time to time by Corporation policy), no unexercised Option shall be exercisable to any extent after termination.

(e)	If on account of the taking of a leave of absence for the purpose of serving the government or the country in which the principal place of employment of the Participant is located, either in a military or a civilian capacity, or for such other purpose or reason as the Committee may approve, a Participant shall not be deemed during the period of any such absence alone, to have terminated his service, except as the Committee may otherwise expressly provide.

(f)	If on account of certified disability, Options may be exercised any time during their terms.

(g)	In the case of a general layoff or furlough of employees, the Committee shall have the sole discretion to decide the exercisability of Options.

(h)	If for any reason other than death, retirement, resignation, cause, or disability, Options may be exercised within three (3) months of such termination.

(2)	Directors and Consultants. Upon cessation of service in good standing as a Non-Employee Director or Consultant, any and all Options issuable to such persons for services rendered, but which have not been granted and delivered as of the date of cessation of service, for services rendered by the Non-Employee Director or Consultant since the grant date immediately preceding the date of cessation of service, shall be promptly granted and delivered and shall remain exercisable until the expiration of the term of the Option. In addition, all Options granted and held by the Non-Employee Director or Consultant as of the date of cessation of service may be exercised by the Non-Employee Director, or Consultant or his/her heirs or legal representatives until the expiration of the term.

B.	An unexercised Option shall be exercisable only to the extent that such Option was exercisable on the date the Participant’s employment or service terminated. Notwithstanding the foregoing, and except as provided above, terms relating to the exercisability of Options may be amended by the Committee before or after such termination.

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C.	In no case may an unexercised Option be exercised to any extent by anyone after expiration of its term.

15.	Assignability

The rights of a Participant under the Plan shall not be assignable by such Participant, by operation of law or otherwise, including, but not limited to, as a result of Participant’s divorce or dissolution of marriage. No Participant may create a lien on any funds, securities, rights or other property to which such Participant may have an interest under the Plan, including, but not limited to, any obligation that may arise from an action of equitable dissolution of marital assets, or which is held by the Corporation for the account of the Participant under the Plan.

16.	Adjustment of Shares Available

The Committee shall make appropriate and equitable adjustments in the shares of Common Stock available for future Options and the number of shares of Common Stock covered by unexercised, unvested or unpaid Options upon the subdivision of the outstanding shares of Common Stock; the declaration of a dividend payable in Common Stock; the declaration of a dividend payable in a form other than Common Stock in an amount that has a material effect on the price of the shares of Common Stock; the combination or consolidation of the outstanding shares of Common Stock (by reclassification or otherwise) into a lesser number of shares of Common Stock; a recapitalization; or a similar event.

17.	Payment of Withholding Taxes

As a condition to receiving or exercising an Option, as the case may be, the Participant shall pay to the Corporation or the employer Subsidiary the amount of all applicable Federal, state, local and foreign taxes required by law to be paid or withheld relating to receipt or exercise of the Option. Alternatively, the Corporation may withhold shares of Common Stock with an aggregate Fair Market Value equal to such withholding taxes, from any Option in shares of Common Stock, to the extent the withholding is required by law. The Corporation may also accept delivery of Common Stock already owned by the Participant for at least six (6) months and valued at its Fair Market Value. The Corporation also may deduct such withholding taxes from any Option paid in cash.

18.	Amendments

The Board of Directors, upon recommendation of the Compensation Committee, may amend the Plan at any time and from time to time, subject to the receipt of stockholder approval where required by Rule 16b-3, by the Code, or any exchange regulations or by state corporation law. Rights and obligations under any Option granted before amendment of the Plan shall not be materially altered or impaired adversely by such amendment, except with consent of the person to whom the Option was granted. If the Board of Directors and the Compensation Committee differ as to any decision, the decision of the Board of Directors controls.

19.	Regulatory Approvals and Listings

Notwithstanding any other provision in the Plan, the Corporation shall have no obligation to issue or deliver certificates for shares of Common Stock under the Plan prior to (A) obtaining approval from any governmental agency which the Corporation determines is necessary or advisable, (B) admission of such shares to listing on the stock exchange on which the Common Stock may be listed, and (C) completion of any registration or other qualification of such shares under any state or Federal law or ruling of any governmental body which the Corporation determines to be necessary or advisable.

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20.	No Right to Continued Employment or Grants

Participation in the Plan shall not give any Employee any right to remain in the employ of the Corporation or any Subsidiary. Further, the adoption of this Plan shall not be deemed to give any Employee or other individual the right to be selected as a Participant or to be granted an Option.

21.	No Right, Title, or Interest in Corporation Assets

No Participant shall have any rights as a stockholder of the Corporation until Participant acquires an unconditional right under an Option to have shares of Common Stock issued to such Participant. In the case of a recipient of a stock option, the unconditional right to have shares of Common Stock issued to such Participant shall be defined as the date upon which the Participant has exercised the stock option and tendered valid consideration to the Corporation for the exercise thereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

22.	Special Provision Pertaining to Persons Subject to Section 16 of Exchange Act

Notwithstanding any other item of this Plan, the following shall apply to persons subject to Section 16 of the Exchange Act, except in the case of death or disability or unless Section 16 shall be amended to provide otherwise than as described below, in which event this Plan shall be amended to conform to Section 16, as amended:

Restricted stock or other equity securities (within the meaning used in Rule 16b-3 of the Exchange Act or any successor rule) offered pursuant to this Plan must be held for at least six (6) months from the date of grant.

23.	Indemnification

In addition to such other rights of indemnification as they may have as Directors, the members of the Board of Directors or the Committee administering the Plan shall be indemnified by the Corporation against reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any Option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

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24.	Merger, Reorganization, Exchange or Sale of Assets

In the event the Corporation enters into an agreement providing for the merger of the Corporation into another corporation, an exchange of shares with another corporation, the reorganization of the Corporation (in each case, other than a mere reincorporation transaction or one in which the holders of capital stock of the company immediately prior to such merger, share exchange or reorganization continue to hold at least a majority of the voting power of the surviving corporation) or the sale of substantially all of the Corporation’s assets, any Options shall become immediately vested and exercisable as of the date of such merger agreement, exchange agreement, reorganization or sale agreement unless the Board of Directors, in its sole and absolute discretion, determines that any or all Options granted pursuant to the Plan shall not become exercisable on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of options granted under the Plan or the grant of substitute options or Options, as in the opinion of the Board of Directors, is equitable or appropriate to protect the rights and interests of Participants under the Plan. Upon consummation of the merger, exchange, reorganization or sale of assets, each vested Option, Performance Unit, Performance Share and stock appreciation right shall either be assumed by the successor corporation or, if not so assumed, the successor corporation shall substitute a vested Option, Performance Unit, Performance Share or stock appreciation right for each outstanding vested Option, Performance Unit, Performance Share and stock appreciation right on substantially identical terms to the terms of outstanding Options in this form. However and specifically in the case of a successful hostile takeover not approved by the Board of Directors, all Options shall immediately vest and the Acquiror in this specific circumstance shall immediately cash out all Participants in this Digital Recorders, Inc. 2003 Stock Option Plan.

25.	Governing Law

The Plan shall be governed by and construed in accordance with the laws of the State of North Carolina.

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Appendix B

DIGITAL RECORDERS, INC.
AUDIT COMMITTEE CHARTER

Mission Statement

The Audit Committee (the “Audit Committee” or the “Committee”) is appointed by the Board upon the recommendation of the Nominating Committee to assist the Board of Directors (the “Board”) of Digital Recorders, Inc. (the “Company”) in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal, regulatory and stock exchange or listing requirements, and (3) the independence and performance of the Company’s independent auditors. The members of the Audit Committee shall meet the independence and experience requirements of NASDAQ and shall have accounting or equivalent financial expertise.

The Audit Committee will assist the Board in fulfilling its duties to direct the management and affairs of the Company. In addition, the Committee will have, and by its ratification of this Charter the Board shall be deemed to have exclusively delegated to the Committee, the responsibilities and powers described hereafter as Exclusive Powers until such time as the Board shall amend this charter or until such time as this Committee shall cease for any reason to serve as an Audit Committee for the purposes of the rules and regulations of any stock exchange or automated quotation system upon which an security issued by the Company shall be listed or under the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Nothing in this Charter shall prohibit the Board, sitting as a committee of the whole, from sitting as the Audit Committee. The Audit Committee will review the financial reporting process, the audit process, and the Company’s process for monitoring compliance with laws and regulations. In performing its duties, the Audit Committee will maintain effective working relationships with the Board of Directors, management, and the independent auditors. To properly perform his or her role, each committee member will have an understanding of the responsibilities of committee membership as well as familiarity with the Company’s business, operations, finances and risks. Each member of the Committee shall devote such time to the work of the Committee and to the preparation for and attendance at meetings of the Committee as shall reasonably believe necessary to the performance of their respective duties.

General Authority

The Audit Committee shall have the authority to meet from time to time and to request and receive such information from the Company’s officers and employees as it shall deem appropriate to the performance of its duties. The Audit Committee shall also have the authority to retain special legal, accounting or other consultants to advise the Committee to the extent necessary to the performance of its duties as it shall deem appropriate under the circumstances. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee. The Audit Committee may also meet with any investment bankers then engaged by the Company. When meeting with agents, advisers or counsel to the Company, the Audit Committee or its members, as the case may be, shall be deemed agents of the Company and acting on its behalf. No officer, employee, agent, auditor or counsel to the Company shall be required to inquire as to the authority of the Audit Committee to request a meeting or information from such officer, employee, agent, auditor or counsel, nor shall any such person be required to seek the approval of any officer of the Company before attending such a meeting or providing any information requested. Except with respect to the hiring of special counsel and experts as specifically provided below and with respect to the authorization of the retention of the Company’s independent auditors for audit and other services, the Audit Committee shall not have the authority to bind the Company without the consent of the Board.

Although the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors upon whom the Audit Committee and its members shall be entitled to rely to the fullest extent permitted under applicable law. Similarly, it is not the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations or the Company’s code of conduct. The foregoing sentence shall not be deemed to limit the Audit Committee’s authority.

Organization

o	The Audit Committee will be composed of not less than three members of the Board of Directors.

o	The Board of Directors, upon recommendation of the Nominating Committee of the company Board of Directors, will appoint Committee members annually for a term of one year, subject to the appointment of their respective successors or the abolishment of the Committee.

o	The Audit Committee shall, from time to time, appoint a chairperson from among its members.

o	Each Committee member shall be financially literate as required by the pronouncements of NASDAQ, possess accounting or equivalent financial expertise, and maintain up-to-date knowledge related to the duties herein.

o	Each Committee member shall be a current shareholder of the Company.

o	Each Committee member shall have attended at least 75% of all meetings of the Board of Directors in the preceding year unless the Board of Directors in its discretion, with adequate reason, elects to waive this requirement.

o	Each Committee member shall reasonably believe that he or she will be able to attend not less than 75% of the Committee’s meetings during the year of such person’s service.

o	The Audit Committee shall be comprised solely of directors independent of management and free from any relationship that, in the opinion of the Board of Directors or the Director in question, could reasonably be expected to interfere with the exercise of independent judgment as a Committee member. The CFO and CEO of the Company may attend Audit Committee meetings as “ex-officio” or non-voting attendees subject to closed executive sessions as determined from time to time by the Committee Chairman.

o	A majority of the Committee’s members will constitute a quorum for Audit Committee meetings and the Committee shall be entitled to act by a majority vote of its members present at a meeting.

o	The Committee will meet at least four times a year, upon notice properly given, or more frequently as required, and at such times, means, and places as it deems advisable. The Committee may meet telephonically or by video conference.

o	Any member of the Audit Committee shall be entitled to call a meeting of the Audit Committee upon ten days written notice of time, date, location, and agenda with copy to all Board of Directors members and executive management.

o	The Committee will maintain minutes and the Committee Chair will report to the Board of Directors after each meeting of the committee.

o	The independent auditors and counsel to the Company will have the right to appear before and be heard by the Audit Committee, subject to the Committee’s right to meet in executive session.

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Roles and Responsibilities

Internal Controls The Audit Committee will:

o	Evaluate whether management is appropriately communicating the importance of internal controls.

o	Evaluate the extent to which the independent auditors examine computer systems and applications, the security of such systems and contingency plans for processing financial information in the event of a systems breakdown.

o	Evaluate whether internal control recommendations made by the independent auditors are addressed by management in a timely and effective fashion.

o	Ensure that the independent auditors and counsel to the Company have unimpeded access to the Audit Committee with regard to issues of fraud, deficiencies in internal controls and related matters.

o	Review the results of annual audits of expense reimbursements, compensation, and perquisites of and to directors and officers including their use of corporate assets together with any required or appropriate reporting of same for tax or public company disclosure purposes.

o	Periodically assess, in conjunction with management, whether the establishment of an internal audit department would benefit the Company.

Financial Reporting The Audit Committee will: General

o	Review, under SAS 71, all financial information and accompanying text (annual, quarterly, and all other) to be filed with the Securities and Exchange Commission (the “SEC”), (excluding public and shareholder relations news releases not a part of quarterly or annual SEC reporting of the Company) together with pertinent related communication with the independent auditors of the Company,

o	Review significant accounting and reporting issues, including recent professional and regulatory pronouncements, and understand their impact upon the Company’s financial statements.

o	Discuss with management and the independent auditors significant risks and exposures and the Company’s plans to minimize such risks.

Annual Financial Statements

o	Consider the annual financial statements and determine whether they are consistent with the information known to committee members. This would include an analysis of the effect of alternative Generally Accepted Accounting Principle methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

o	Discuss judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of revenue recognition and reserves.

o	Review with management and the independent auditor the effect of regulatory and accounting initiatives on the Company’s financial statements.

o	Meet with management and the independent auditors together and separately to discuss the financial statements and the results of the audit.

o	Discuss with the independent auditors accounting and reporting issues on which it consulted its national office including matters of audit quality and consistency. If deemed appropriate, discuss these issues with the national office directly.

o	Review the annual report before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

o	Obligate the independent auditors to communicate any required or appropriate matters to the committee.

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Interim Financial Statements

o	Be briefed on how management develops and summarizes quarterly financial information, and the extent to which the independent auditors have reviewed quarterly financial information.

o	Review the quarterly financial report before its release and consider whether the information contained therein is consistent with members’ knowledge about the Company and its operations.

o	Discuss judgmental areas such as those involving valuation of assets and liabilities, including, for example, the accounting for and disclosure of revenue recognition and reserves.

o	Meet with management and with the independent auditors, either telephonically or in person, to discuss the interim financial statements and the results of the review.

Compliance with Laws and Regulations The Audit Committee will:

o	Review the effectiveness of the system for monitoring compliance with laws and regulations and the results of management’s investigation and follow-up (including disciplinary action) on any fraudulent acts or accounting irregularities.

o	Periodically obtain updates from management to verify compliance.

o	Review the findings of any examinations by regulatory agencies such as the Securities and Exchange Commission, NASDAQ, and other such entities.

o	Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

External Audit The Audit Committee will:

o	Instruct the independent auditors that the Board of Directors and the Audit Committee, as the shareholders’ representative, is the independent auditors’ client.

o	Review the independent auditors’ proposed audit scope, approach and staff. This shall be an Exclusive Power.

o	Subject only to consultation with the Board from time to time regarding such matters, periodically review the performance of the independent auditors and appoint, retain and discharge the independent auditors as the Committee shall deem appropriate and in the best interests of the Company. This forgoing grant shall be and Exclusive Power and shall include the right to review of the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor. The Audit may adopt a policy of rotating independent auditors on a regular basis.

o	Obtain from the independent auditors a formal written statement delineating all relationships between the independent auditors and the Company, consistent with Independence Standard No. 1, and actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors.

o	Discuss with the independent auditors items required to be communicated to audit committees in accordance with SAS 61.

o	Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

a)	Any difficulties encountered in the courses of the audit work, including any restrictions on the auditor’s scope of activities or access to required information, and any material disagreements with management.

b)	Any changes required in the planned scope of the independent audit.

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Other Responsibilities

The Audit Committee will:

o	Meet with the independent auditors and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately.

o	Evaluate and approve any proposed retention of the independent auditor or its affiliates for any non-audit service and review and approve the fee and other contractual arrangements for any such service. The foregoing shall be an Exclusive Power.

o	Take such steps as shall be necessary and consistent with its authority to ensure that significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion, or provide a report to the Board to the extent that it is unable to do so.

o	Review with Company counsel any legal matters that the Committee believes could reasonably be expected to have a material impact on the Company’s results of operations, financial condition or the presentation of the Company’s financial results.

o	Review any information submitted to the Audit Committee pursuant to Section 10A of the Private Securities Litigation Reform Act of 1995.

o	Establish with management guidelines for the Company to follow with respect to any proposed financial activities by the Company in securities.

o	If necessary and consistent with its duties under this Charter, and following consultation with the Board, the Committee may institute special investigations and, if appropriate, retain special counsel or experts to assist therein.

o	Perform other oversight functions as requested by the Board of Directors including a review of the annual strategic plan and annual financial plan (budget) prepared by management which, once revised as deemed appropriate in discussion with management, shall be referred, with the Committee’s recommendation, to the full Board of Directors for consideration.

o	Review and update the charter of the Committee annually and receive approval of changes from the Board of Directors.

o	Annually prepare a report to shareholders, as required by the Securities and Exchange Commission, to be included in the Company’s annual proxy statement. The foregoing shall be an Exclusive Power.

o	Periodically solicit assessment by the Board of Directors and perform self-assessment of Audit Committee performance.

o	Perform any other relevant tasks delegated to the Committee by the Board of Directors.

o	Regularly update the Board of Directors about Committee activities and recommendations.

o	Consider and arrange for such continuing education and other instruction for members of the Committee as shall be appropriate under applicable law or the circumstances.

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DIGITAL RECORDERS, INC.

PROXY FOR ANNUAL MEETING OF SHAREHOLDERS

This Proxy Is Solicited on Behalf of the Board of Directors

As the undersigned shareholder:

o	I hereby appoint David L. Turney to serve as my proxy and attorney-in-fact. I grant Mr. Turney full power to: (1) designate a substitute representative, (2) represent me, and (3) vote all of the shares in Digital Recorders, Inc. that I am entitled to vote at the Company's Annual Meeting of the Shareholders.

o	I understand that I am both eligible and invited to attend the Company's Annual Meeting of Shareholders, which will be held at 10 a.m. (Eastern) on ____________, 2003, at the Radisson Governor's Inn in Durham, N.C.

o	I understand that I am both eligible and invited to attend any adjournment of the Annual Meeting of Shareholders as stated in the proposals listed below and, more particularly, in the Proxy Statement of the Company dated __________, 2003.

o	I acknowledge the receipt of the Proxy Statement and the Annual Report on Form 10-K and this ballot, both of which were mailed to me on or about ____________, 2003.

The shares represented hereby, when this proxy is properly executed and timely returned, will be voted as specified herein by the shareholder. If no direction is made, this proxy will be voted for all nominees as directors and for the approval of the remaining proposals.

Instructions: Please mark your vote as in this example: /X/

I.	To elect three class two directors to serve until the Annual Meeting in the year 2006: / / For election of all nominees listed below / / To withhold authority to vote for all nominees listed below

Instructions: To vote for, abstain or withhold authority to vote for any individual nominee, so indicate by marking the appropriate box below:

	For	Against	Withhold
a. C. James Meese Jr.	|_|	|_|	|_|
b. John K. Pirotte	|_|	|_|	|_|
c. David L. Turney	|_|	|_|	|_|

II.	To amend the Articles of Incorporation to increase the number of authorized shares of common stock from 10 million shares to 25 million shares and the authorized preferred stock from 1 million shares to 5 million shares:

For	Against	Abstain
|_|	|_|	|_|
|_|	|_|	|_|
|_|	|_|	|_|

III.	To authorize the Company to issue an undetermined number of shares of a new series of preferred stock and warrants that could convert into an aggregate of up to 2,000,000 shares of common stock in connection with a potential equity financing:

For	Against	Abstain
|_|	|_|	|_|
|_|	|_|	|_|
|_|	|_|	|_|

IV.	To ratify conversion rights granted in connection with the issuance of convertible subordinated debentures:

For	Against	Abstain
|_|	|_|	|_|
|_|	|_|	|_|
|_|	|_|	|_|

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V.	To approve the 2003 stock option plan:

For	Against	Abstain
|_|	|_|	|_|
|_|	|_|	|_|
|_|	|_|	|_|

VI.	To ratify the selection of independent auditors for the year 2003:

For	Against	Abstain
|_|	|_|	|_|
|_|	|_|	|_|
|_|	|_|	|_|

VII.	To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof:

For	Against	Abstain
|_|	|_|	|_|
|_|	|_|	|_|
|_|	|_|	|_|

Signature(s)           -----------------------------------------          ------------------------------------------- Date                        -----------------------------------------          -------------------------------------------

Notes

1.

Please sign name exactly as your name appears on the Stock Certificate and/or your brokerage account. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If more than one trustee, all should sign. All joint owners must sign.

2.

It is important that your shares be represented at this meeting regardless of the number of shares you hold. Please sign, date, and return the proxy promptly in the enclosed self addressed stamped envelope.

2